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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

CYTEC INDUSTRIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTEC INDUSTRIES INC.
5 GARRET MOUNTAIN PLAZA
WEST PATERSON, NJ 07424

Notice of Annual Meeting
of Common Stockholders to be held
April 17, 2003

 March 5, 2003

To Our Stockholders:

We will hold the Annual Meeting of Common Stockholders of Cytec Industries Inc. at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, on Thursday, April 17, 2003, at 2:00 p.m. The purpose of the meeting is (i) to elect three directors, (ii) to ratify the selection of KPMG LLP as the Company’s independent accountants for 2003, (iii) to approve the Amended and Restated 1993 Stock Award and Incentive Plan, and (iv) to transact any other business that properly comes before the meeting.

You must have been a holder of Common Stock at the close of business on February 24, 2003 to be entitled to notice of and to vote at the meeting or at any postponement or adjournment.

Since stockholders cannot take any action at the meeting unless a majority of the outstanding shares of Common Stock is represented, it is important that you attend the meeting in person or are represented by proxy at the meeting.

If you cannot attend the meeting, please promptly sign and date the enclosed proxy and mail it in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors,

R. Smith
Secretary

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CYTEC INDUSTRIES INC.
5 GARRET MOUNTAIN PLAZA
WEST PATERSON, NJ 07424

Proxy Statement for
Annual Meeting of Common Stockholders
to be held April 17, 2003

March 5, 2003

This proxy statement contains information relating to the Annual Meeting of Common Stockholders of Cytec Industries Inc., which will be held on Thursday, April 17, 2003, beginning at 2:00 p.m., at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, and at any postponement or adjournment of that meeting.

ABOUT THE MEETING

What is the purpose of the meeting?

At the annual meeting, stockholders will vote (i) to elect three directors, (ii) to ratify the selection of KPMG LLP as the Company’s independent accountants for 2003, and (iii) to approve the Amended and Restated 1993 Stock Award and Incentive Plan. In addition, the Company’s management will be present to report on the Company and respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, February 24, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting in order to obtain an admission ticket.

What is a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 38,679,152 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

The accompanying proxy is solicited by the Company’s Board of Directors. If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Even if you plan to attend the meeting, it is desirable that you return the proxy card to the Company in advance of the meeting.

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May I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.

How do I vote my Savings Plan shares?

If you participate in the Cytec Employees’ Savings and Profit Sharing Plan, shares of common stock of the Company equivalent to the value of the common stock interest credited to your account under that plan will be voted automatically by the trustee in accordance with your proxy, if the proxy is received by April 11, 2003. Otherwise, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

What are the Board’s recommendations?

The Board of Directors recommends that you vote (i) to elect the nominated slate of directors, (ii) to ratify the appointment of KPMG LLP to audit the Company’s 2003 consolidated financial statements, and (iii) to approve the Amended and Restated 1993 Stock Award and Incentive Plan. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with this recommendation.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their own discretion.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors seeks to ensure that the Company’s business is managed in the best long-term interests of the Company’s shareholders. Cytec’s business is conducted by its employees under the direction of the Chief Executive Officer and the other officers and managers of the Company. The Board of Directors provides oversight to the Chief Executive Officer and other officers and managers as it reviews and approves the Company’s major business and financial strategies. The Board also approves significant capital projects and commitments, acquisitions, divestitures and long-term financings. The Board is responsible for hiring and assessing the performance of the Chief Executive Officer and, through the Compensation and Management Development Committee, determining the compensation of the Chief Executive Officer and the other officers of the Company. The Board shall regularly review succession planning strategy and plans for the Chief Executive Officer and other senior officers. The Board believes that it is critical that the Company operate in compliance with all applicable laws and to the highest ethical standard. The Board believes that the long-term interests of the Company’s shareholders are advanced by appropriately addressing concerns of other stakeholders affected by the Company’s actions, including the Company’s employees and the communities in which the Company operates.

The Board of Directors has adopted the Principles of Corporate Governance to codify its expectations regarding the Board’s activities. Included within these principles are requirements that:

1.	A majority of the Directors must be independent directors, as are seven of the eight current directors elected by the common stockholders.

2.	Directors must have the highest personal and professional ethics.

3.	Effective January 1, 2004, directors are ineligible to stand for reelection once they are 72 years of age.

4.	Only independent directors are eligible to serve on the Governance, Audit, and Compensation and Management Development Committees.

5.	The Board will meet at least annually without any employees of the Company present.

The Principles of Corporate Governance as adopted by the Board are published in full as Exhibit A to this Proxy Statement. A current copy of the Principles as they may be modified from time to time will also be available on the Company’s website accessible at www.Cytec.com.

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The Board of Directors is divided into three classes, the terms of which expire at the annual meetings in the following years:

2003	2004	2005

John E. Akitt	Chris A. Davis	Anthony G. Fernandes
Frederick W. Armstrong	William P. Powell	David Lilley
James R. Stanley		Jerry R. Satrum

In addition, one director is elected annually by the holder of the Company’s Series C Cumulative Preferred Stock. Currently, that director is Louis L. Hoynes, Jr., and the holder of the Series C Cumulative Preferred Stock has submitted a proxy to re-elect Mr. Hoynes to a term expiring at the 2004 annual meeting.

The Board of Directors held five meetings during 2002. All members of the Board attended all of the meetings of the Board and of the Committees on which they served held during the periods they served as directors with the exception of one director who missed a single meeting.

Committees of the Board

To increase its effectiveness and efficiency, the Board of Directors has established five committees to which it has delegated substantial responsibilities. Set forth below is certain information about those Committees.

•	Audit Committee. This Committee is comprised of Ms. Davis (Chair) and Messrs. Fernandes, Powell and Satrum. The Board of Directors has determined that each of the members is financially literate and is an independent director for purposes of New York Stock Exchange rules, meaning that the director has no relationship to the Company that may interfere with the exercise of their independence from management and the Company (an “Independent Director”). Additionally, the Board of Directors has determined that three of the members of the Audit Committee, among them Ms. Davis, are audit committee financial experts. An audit committee financial expert is a person who has (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of said principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements of comparable breadth and complexity to Cytec’s or experience supervising others who do, and (iv) an understanding of internal controls and procedures. The principal function of this Committee is to assist the Board in the areas of financial reporting and accounting integrity. The Audit Committee has sole responsibility for retaining, dismissing and compensating the Company’s independent accountants. The Audit Committee held five meetings during 2002 and each member attended all the meetings held while he or she was a member. The Audit Committee’s report on its activities during 2002 appears later in this proxy statement under the caption “Audit Committee Report.”

•	Compensation and Management Development Committee. This Committee is comprised of Messrs. Akitt, Armstrong (Chair) and Satrum. Each is an Independent Director. This Committee approves compensation arrangements for the Company’s officers and directors, administers certain compensation plans and makes related recommendations. This Committee also reviews succession plans for the Chief Executive Officer and other senior officers. This Committee held three meetings during 2002 and its report on its activities during 2002 appears later in this proxy statement under the caption “Compensation and Management Development Committee Report.”

•	Governance Committee. This Committee is comprised of Messrs. Akitt, Fernandes, Powell (Chair) and Stanley. Each is an Independent Director. This Committee was known as the Nominating Committee until January 2003 when its responsibilities were expanded to include corporate governance matters. This Committee was responsible for developing and recommending to the Board the Company’s Principles of Corporate Governance and for periodically recommending changes to such principles. This Committee also makes recommendations to the Board on candidates for election to the Board and committee assignments. The Governance Committee will consider nominees recommended by shareholders who submit such recommendations in writing to the Secretary of the Company and include the candidate’s name, biographical data and qualifications and comply with such other procedural requirements as the Committee may establish from time to time. This committee held two meetings during 2002.

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•	Pension Committee. This Committee is comprised of Messrs. Armstrong and Powell (Chair). This Committee, which held two meetings during 2002, reviews actions taken by the Committee on Investment of Pension Funds (a management committee which oversees investments of the Company’s funded benefit plans).

•	Environmental, Health and Safety Committee. This Committee is comprised of Messrs. Akitt (Chair) and Hoynes. This Committee serves as the environmental oversight committee referred to under “Certain Relationships and Related Transactions.” It reviews, monitors and, as it deems appropriate, advises the Board of Directors with respect to the policies and practices of the Company in the areas of occupational health and safety and environmental affairs. This Committee held two meetings during 2002.

AUDIT COMMITTEE REPORT

The Audit Committee’s powers and responsibilities, and the qualifications required of each of its members, are set forth in the Audit Committee Charter. Based on the recommendation of the Audit Committee, the Board of Directors amended the charter in January 2003. The principle changes were:

1.	to provide that the Audit Committee is solely responsible for retaining, dismissing and compensating the Company’s independent accountants.

2.	to require the Committee to perform several additional tasks, including establishing procedures for handling whistleblower complaints related to accounting matters and performing an annual self-evaluation; and

3.	to make modifications to conform provisions of the existing charter to technical requirements of rules recently adopted by the Securities and Exchange Commission.

The full text of the Audit Committee Charter as amended is set forth as Exhibit B to this proxy statement.

Responsibilities.     The principal function of the Audit Committee is to assist the Board of Directors in the areas of financial reporting and accounting integrity. As such, it meets periodically with the independent accountants, the internal auditors and management, including in executive session. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls, and has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management’s estimates and judgments. The Company’s independent accountants, KPMG LLP (“KPMG”), are responsible for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.

Independence.     As part of its responsibilities, the Audit Committee reviews the fees paid to the independent accountants for non-audit services and considers the effect of such services and the related fees on KPMG’s independence. For the year 2002, total KPMG audit fees were as follows:

Audit Fees. The aggregate fees billed by KPMG and its affiliates for professional services rendered for the audit of the Company’s consolidated financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the year ended December 31, 2002 were approximately $1.3 million.

Financial Information System Design and Implementation Fees. The Company did not utilize KPMG for services relating to financial information system design and implementation during the year ended December 31, 2002.

All Other Fees. The aggregate fees billed by KPMG for services rendered to the Company, other than the services described above, during the year ended December 31, 2002, were approximately $.8 million, of which approximately $.7 million were for tax services.

The Audit Committee concluded that provision of the non-audit services provided by KPMG and the compensation therefor is compatible with maintaining KPMG’s independence.

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Recommendation.     Acting pursuant to its Charter, the Audit Committee reviewed the Company’s audited financial statements at, and for the year ended, December 31, 2002 and recommended to the Company’s Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for its 2002 fiscal year. This recommendation was based on: the Audit Committee’s review of the audited financial statements; discussion of the financial statements with management; discussion with the Company’s independent accountants, KPMG, of the matters required to be discussed by auditing standards generally accepted in the United States of America; receipt from KPMG of the written disclosures and letter required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees); and discussions with KPMG regarding its independence from the Company and its management.

C. A. Davis, Chair
A. G. Fernandes
W. P. Powell
J. R. Satrum

February 13, 2003

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AGENDA ITEM 1

ELECTION OF DIRECTORS

In accordance with the recommendation of the Governance Committee, the Board of Directors has nominated John E. Akitt and James R. Stanley for election as directors for three-year terms ending at the 2006 Annual Meeting and Frederick W. Armstrong for election as director for a one-year term ending at the 2004 Annual Meeting. Mr. Armstrong had previously advised the Board of his desire to retire at the 2004 Annual Meeting of Shareholders. Each nominee is currently serving as a Director and has consented to serve for the new term. The nominees’ biographies, as well as the biographies of the other directors, are set forth below.

The Board of Directors recommends a vote for the election of all three of these nominees as Directors.

If at the time of the meeting any or all of the nominees is not available to serve as director, an event which the Board does not anticipate, the proxies will be voted for a substitute nominee or nominees designated by or at the direction of the Board, unless the Board has taken prior action to reduce its membership.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Therefore, an abstention or a broker non-vote is neither an affirmative nor a negative vote, and will not have any effect on the outcome of the election.

A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Board of Directors Membership

Set forth below is certain information concerning the nominees and the other directors of the Company whose terms of office will continue after the meeting.

John E. Akitt, age 70, has been a director of the Company since October 1999. Mr. Akitt retired as Executive Vice President of Exxon Chemical Company in 1998, having served in that capacity since 1992. Mr. Akitt is a director of Dofasco Inc. and Georgia Gulf Corporation.

Frederick W. Armstrong, age 72, has been a director of the Company since its formation in December 1993. Before his retirement from American Cyanamid Company (“Cyanamid”) in 1992, he served for many years as Director of Cyanamid’s Corporate Development and Planning Division and, from 1985 until his retirement, as a vice president of Cyanamid.

Chris A. Davis, age 52, has been a director of the Company since April 2000. Ms. Davis is Chairman and Chief Executive Officer of McLeodUSA Incorporated, a telecommunication services provider, having served in this capacity since April 2002, and was Chief Operating and Financial Officer from August 2001 until April 2002. She has been a Special Limited Partner in Forstman Little & Co., a principal investor in McLeodUSA, since August 2001. Prior to her positions at McLeodUSA, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer of ONI Systems Corp. from May 2000. From July 1993 through April 2000, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer and a director of Gulfstream Aerospace Corp. and, upon General Dynamics Corporation’s acquisition of Gulfstream in July 1999, a vice president of General Dynamics Corporation. Before joining Gulfstream in 1993, Ms. Davis held numerous financial positions during her 17 year career at General Electric Company. McLeodUSA Incorporated filed for a prenegotiated restructuring under Chapter 11 of the U.S. bankruptcy code in January 2002 and emerged from bankruptcy court protection in April 2002. Ms. Davis is also a director of McLeodUSA Incorporated, Wolverine Tube, Inc. and Rockwell Collins, Inc.

Anthony G. Fernandes, age 57, has been a director of the Company since July 2002. Mr. Fernandes was Chairman, Chief Executive Officer and President of Philip Services Corporation, an industrial services and integrated metals recovery company, from 1999 to 2002. Prior to joining Philip Services, Mr. Fernandes worked at Atlantic Richfield Company for more than 30 years, including from 1994 to 1999 as Executive Vice President and director. In addition, from 1997 to 1998 he was chairman of ARCO Chemical, a publicly traded company owned 80% by Atlantic Richfield. Mr. Fernandes is a director of Baker Hughes Corporation and Black and Veatch.

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Louis L. Hoynes, Jr., age 67, has been a director of the Company since December 1994. Mr. Hoynes is Executive Vice President and General Counsel of Wyeth (formerly known as American Home Products Corporation), having served in that capacity since 1990. Prior to that he was a partner in the law firm of Willkie Farr & Gallagher. He serves as the director of the Company elected by the holder of the Company’s outstanding Series C Cumulative Preferred Stock.

David Lilley, age 56, has been a director of the Company since January 1997. Mr. Lilley is Chairman (since January 1999), President (since January 1997) and Chief Executive Officer (since May 1998) of the Company. From 1994 until January 1997, he was a vice president of American Home Products Corporation, responsible for its Global Medical Device business. Prior to that time, he was a vice president and a member of the Executive Committee of Cyanamid.

William P. Powell, age 47, has been a director of the Company since its formation in December 1993. Mr. Powell is a Managing Director of Saratoga Partners LLC, a private equity firm, having served in that capacity since May 2001. Prior thereto, he had been Managing Director, Corporate Finance, of UBS Warburg LLC and its predecessor, Dillon, Read & Co. Inc., since January 1991. Mr. Powell is a director of International Executive Service Corps.

Jerry R. Satrum, age 58, has been a director of the Company since May 1996. Before his retirement from Georgia Gulf Corporation in 1998, he served as Georgia Gulf’s Chief Executive Officer (1991-1998), President (1989-1997) and Vice President — Finance and Treasurer (from its inception until 1989). Mr. Satrum has been a director of Georgia Gulf Corporation since its inception.

James R. Stanley, age 59, has been a director of the Company since October 2001. Mr. Stanley retired as President and Chief Executive Officer of Howmet Corporation, a manufacturer of turbine engine components used in jet aircraft and industrial gas power generation that is a wholly-owned subsidiary of Alcoa Inc. in January, 2003. He had served in that capacity since July 2000. Prior to that, Mr. Stanley had served as a Senior Vice President of Howmet for more than five years.

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AGENDA ITEM 2

RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT ACCOUNTANTS

RESOLVED, that the appointment by the Audit Committee of KPMG to audit the 2003 consolidated financial statements of Cytec Industries Inc. and its subsidiaries is hereby ratified.

The Audit Committee has, subject to ratification by the stockholders, appointed KPMG to audit and report on the consolidated financial statements of Cytec for 2003. KPMG has audited Cytec’s consolidated financial statements since Cytec’s inception in 1993. KPMG has offices or affiliates at or near most of the locations where Cytec operates in the United States and other countries. Since it started auditing Cytec’s financial statements, the KPMG lead audit partner assigned to Cytec has not served Cytec in that capacity for more than 5 years.

Before making its recommendation for appointment, the Audit Committee carefully considered KPMG’s qualifications. This included a review of KPMG’s performance in prior years, its independence, as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with KPMG. In February 2003, KPMG advised the Audit Committee that the resolution of all litigation against the firm will not affect KPMG’s ability to serve as independent accountants for the Company.

Representatives of KPMG will attend the Annual Meeting and may make a statement if they wish. They will be available to respond to appropriate stockholder questions at the Meeting.

Approval of this proposal to ratify the appointment of KPMG requires a majority of votes actually cast on this matter. For purposes of determining the number of votes cast on the matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are not included. If Agenda Item 2 does not pass, the selection of independent accountants will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends that stockholders vote for the proposal to ratify the Audit Committee’s selection of KPMG as the Company’s independent accountants for 2003.

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AGENDA ITEM 3

AMENDED AND RESTATED 1993 STOCK AWARD AND INCENTIVE PLAN

RESOLVED: that the adoption by the Board of Directors of the Amended and Restated 1993 Stock Award and Incentive Plan is hereby ratified and approved.

At its meeting held January 21, 2003, acting on the recommendation of the Compensation and Management Development Committee, the Board of Directors approved amendments to the 1993 Stock Award and Incentive Plan (the “1993 Plan”) and the Amended and Restated 1993 Stock Award and Incentive Plan (the “Amended Plan”) which incorporates those amendments.

The principal amendments incorporated in the Amended Plan are as follows:

(1)	The number of shares available for issuance is increased by 1,800,000.

(2)	“Repricing” of options is prohibited without the consent of the Company’s stockholders. The Company has never “repriced” any options, and this provision will prevent the Company from doing so in the future without the consent of the Company’s stockholders. The Amended Plan continues to provide for antidilution or other equitable adjustments in the event of a stock dividend or other significant event.

(3)	No more than 250,000 shares may be awarded under the Amended Plan after February 1, 2003 as restricted stock awards (including performance shares) or as stock in lieu of cash awards.

(4)	The Amended Plan provides that directors may receive their annual retainer fees in the form of Deferred Stock Awards instead of cash.

A description of the Amended Plan is set forth below under the caption “Description of Plan.”

Reasons for the Amendments

At February 1, 2003, there were only 198,953 shares available for issuance under the 1993 Plan. Accordingly, the Company seeks to authorize the issuance of up to an additional 1,800,000 shares under the Amended Plan so that the Company may continue to offer appropriate long-term incentives to attract and retain qualified employees.

The primary forms of long-term incentives utilized by the Company are grants of stock options and grants of performance shares. Stock options encourage the recipient to enhance the value of the Company’s common stock by offering them an opportunity to buy the shares at the market price on the date of the grant over the term of the option contract. Performance shares are shares of the Company’s common stock granted to employees on a contingent basis. They encourage the recipient to help the Company achieve long term performance objectives, typically earnings per share in the third year from the date of the grant, because if the objective is achieved, the shares become fully vested in the recipient’s name.

The Company believes that both of these long term incentives help to align the interests of the recipients with the interests of stockholders. Additionally, these programs allow the Company to maintain lower cash compensation costs. The philosophy of the Compensation and Management Development Committee when establishing compensation packages for executive officers of the Company is to set base salaries slightly below median competitive levels and long-term incentives above median levels. The Executive Committee also applies this philosophy when establishing compensation packages for other high level employees.

The Company believes it is critical to include equity-based long-term incentives in order to attract and retain the most qualified candidates. The Company believes the most qualified candidates seek opportunities where their long term efforts and willingness to put a portion of their compensation “at risk” may be rewarded with equity gains. Additionally, equity incentives are necessary to compete with the compensation packages offered by competitors.

The Company has been granting options and performance shares covering approximately 900,000 to 1,100,000 shares per year under the 1993 Plan. The Company anticipates that if stockholders approve the

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Amended Plan, the Company will have enough shares authorized under the Amended Plan for two additional years of grants.

Stockholder approval of the Amended Plan is also required to permit certain awards granted under the 1993 Plan and the Amended Plan to meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code.

The Company believes that the feature of the Amended Plan allowing Directors to receive certain fees in Deferred Stock Awards may encourage directors of the Company to increase their stake in Cytec, and accordingly help to further align the interest of recipients and stockholders. Deferred Stock Awards are phantom rights that are paid out in shares of Company Common Stock after the holder’s retirement, or earlier in some circumstances.

The Company has also added provisions prohibiting repricing of options and limiting the number of shares of restricted stock that may be granted. These provisions were incorporated in order to limit the potential dilution to stockholders if the Company were to change its current compensation practices.

If the Amended Plan is not approved, the 1993 Plan will remain in effect and Awards will continue to be granted under it to the limited extent of shares available under the 1993 Plan. The Company will also have to design an alternative compensation program to ensure that it is able to retain qualified management personnel. Finally, the Company may lose the tax-deductibility of compensation paid to the Chief Executive Officer and the four other highest-paid officers to the extent it exceeds the limits set forth in Section 162(m).

The Board of Directors recommends that the stockholders approve the Amended Plan.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval of the Amended Plan. Because abstentions and broker non-votes are deemed to be shares present at the meeting, they will have the same effect as a vote against the matter.

Description of the Amended Plan

The principal features of the Amended Plan are set forth below. The complete text of the Amended Plan is set forth as Exhibit C to this Proxy Statement, and the following description is qualified by such reference.

The Amended Plan continues to provide for various types of awards (“Awards”) which may be granted to present and prospective employees (including officers), directors and independent contractors. Under present guidelines, approximately 400 employees are eligible to receive awards. Awards may consist of stock options, stock appreciation rights, restricted stock (including performance stock), restricted stock units, interest equivalents, dividend equivalents, deferred cash awards, deferred stock awards, including deferred stock awards in lieu of directors fees, and other stock-based or cash-based awards. The Amended Plan is not exclusive and the Board may adopt, or permit the adoption of, other compensation and benefit plans or arrangements.

At February 1, 2003 and assuming stockholder approval of the Amended Plan, there were 1,998,953 shares remaining available for future issuance under the Amended Plan. This number does not include approximately 7.4 million shares reserved for issuance pursuant to outstanding options. The total number of shares issuable under the Amended Plan from its inception in 1993 until its ultimate expiration is 14,700,000. The number of shares reserved for issuance is subject to equitable adjustment in the event of future stock splits, stock dividends, mergers, consolidations, recapitalizations, reorganizations or similar corporate transactions. There is no limitation on the amount of non-stock Awards which can be made.

The Amended Plan is administered by the Compensation Committee, which shall be comprised solely of directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and as outside directors within the meaning of Section 162(m) of the Internal Revenue Code. The Committee generally has full authority to construe and interpret the Amended Plan and the terms, including size, of Awards and to determine the recipients of Awards. Under the Amended Plan, the Committee may delegate to the Executive Committee of the Company certain of its authority to make Awards, and establish the terms of Awards, in respect of persons who are not executive officers of the Company; and therefore, the term “Committee” as used herein includes the Executive Committee when acting pursuant to such delegated authority.

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The benefits or amounts that may be received by executive officers under the Amended Plan will, in accordance with past practice, be determined annually by the Compensation and Management Development Committee based on individual and Company performance and are not now determinable. In 2002, the following amounts were awarded under the 1993 Plan:

	Options	Shares of Performance or Restricted Stock

D. Lilley	130,000	29,167
J. P. Cronin	60,000	11,667
W. N. Avrin	28,000	5,667
D. M. Drillock	18,200	4,167
R. Smith	20,000	5,584
Executive Group	284,000	62,789
Non-Executive Director Group	31,500	1,223
Non-Executive Officer Employee Group	636,100	67,338

These grants would not have been different if the amendments to the Amended Plan had been in effect with respect to 2002. See “Compensation of Directors” elsewhere in this Proxy Statement for a description of the automatic grant of options to nonemployee directors and their terms.

Stock Options

Stock options granted under the Amended Plan may be either “Incentive Stock Options” (“ISO’s”), as such term is defined in Section 422 of the Internal Revenue Code, or nonqualified stock options. ISOs may be granted only to employees. Nonqualified options may be granted to nonemployee directors and independent contractors, as well as employees and prospective employees. No one person may be granted options under the Amended Plan covering more than fifteen percent of the shares of Common Stock authorized under the Amended Plan.

The exercise price under an option is the fair market value of the Common Stock on the date of grant. The exercise price must be paid at the time of exercise, in cash, unless the Committee permits the purchase price to be paid by an exchange of previously-owned stock, or by combination of cash and stock, or in whole or in part by having shares withheld by the Company or sold by a broker-dealer.

Options must be exercised, if at all and to the extent exercised, no later than ten years from the date of grant. In the event of termination of employment or independent contractor relationship, an option, to the extent not theretofore exercised, terminates except under certain circumstances as provided in the grant letter. Nothing in any option shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary to terminate such employment at any time.

Change of Control

In the event of a “change of control” (as defined in the Amended Plan), unless specifically provided to the contrary in the Award Agreement or grant letter establishing the Award, (i) any Award, including nonemployee directors’s Awards, carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other Award, including nonemployee directors’ Awards, granted under the Amended Plan will lapse, and such Awards will be deemed fully vested, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

Amendment

The Amended Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided, that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code and no amendment changing the types of performance measures which may be utilized under the Plan, will be effective unless such amendment has received the requisite approval of stockholders. Amendments made by the Board of Directors could increase the

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cost of the Amended Plan, although no such amendment may be made to “reprice options” or grant more than 250,000 shares of registered stock without stockholder approval. In addition, no amendment may be made that adversely affects any of the rights of a grantee under any Award theretofore granted, without such grantee’s consent.

Certain Federal Income Tax Considerations

The following summary states federal income tax consequences of stock options to participants in the Amended Plan and to the Company.

Nonqualified Stock Options (“NQSOs”)

A grantee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of a NQSO. Except as noted below, upon the exercise of the NQSO the grantee will recognize ordinary income equal to the excess of the fair market value of the Common Stock acquired over the option price. The Company generally will be entitled to deduct a corresponding amount at that time (subject to the discussion in “Limitation on Deductions” below). If an option is exercised within six months of the date of grant and the sale of Common Stock acquired on exercise could subject the holder to suit under Section 16(b) of the Exchange Act, then the recognition and determination of the amount of income, and the corresponding deduction by the Company, will be postponed until the earlier of six months after exercise or the first day on which the sale would not subject the holder to such suit. However, the holder may affirmatively elect under Section 83(b) of the Code, within thirty days after exercise, to be taxed as of the exercise date in the manner described above.

Except as stated in the next sentence, a holder’s basis for Common Stock acquired upon exercise of a NQSO will be equal to the fair market value of such stock on the date that governs the determination of the holder’s ordinary income, and the holding period for such stock will commence on the day after such date and, accordingly, will not include the period during which the NQSO was held. The number of shares acquired upon the noncash exercise of a NQSO that is equal in number to the shares surrendered will have a basis equal to the basis of shares surrendered and the holding period for such shares will include the holding period for the shares surrendered.

Generally, upon a sale or other disposition of Common Stock acquired pursuant to the exercise of a NQSO, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such stock. Such gain or loss will be long-term capital gain or loss if the holding period for such stock is more than one year.

Incentive Stock Options (“ISOs”)

An employee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of an ISO or its timely exercise. The timely exercise of an ISO may, however, affect the computation of the employee’s alternative minimum tax. Exercise of an ISO will be timely if made while the employee is employed by the Company or within three months after the cessation of such employment (one year if the employee is disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code and before the expiration date in the case of cessation as a result of death). If the exercise of an ISO is not timely, the ISO will be taxed according to the rules described above for NQSOs.

An employee’s aggregate basis for Common Stock acquired upon cash exercise of an ISO will be equal to the option price paid for such stock. The holding period for such stock will begin on the day after the date of exercise and, accordingly, will not include the period during which the ISO was held. See “Exercise of Options with Shares” below for a discussion of basis and holding period consequences regarding noncash exercises of ISOs.

If an employee disposes of Common Stock acquired pursuant to an ISO, and such stock was held for more than two years from the date of the granting of such ISO and one year from the transfer of such stock to the employee, then any gain or loss realized upon such dispositions will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction. If an employee disposes of such Common Stock not held for such period (a “Disqualifying Disposition”), then, in general, any gain realized will

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be taxable as ordinary income to the extent of the option profit (fair market value less option price) at exercise, with the balance taxable as capital gain. In that case, the Company will be entitled to deduct the ordinary income amount.

Exercise of Options with Shares

NQSOs. A holder who pays the option price upon exercise of a NQSO, in whole or in part, by delivering Common Stock already owned by him will recognize no gain or loss on the stock surrendered, but otherwise will be taxed according to the rules described above for NQSOs.

If the shares so delivered are shares previously acquired by the holder through exercise of an ISO (“ISO Stock”), then a like amount of Common Stock acquired in exchange for such ISO Stock will itself be treated as ISO Stock.

ISOs. Under proposed Treasury regulations, if an ISO is exercised, and the option price is paid with ISO Stock and, at exercise, the applicable holding period requirement for such ISO Stock has not been met, the exercise will constitute a Disqualifying Disposition of the ISO Stock that may result in ordinary income to the employee and a corresponding deduction to the Company as discussed in “Incentive Stock Options” above (but, not any additional capital gain). If the shares surrendered either do not constitute ISO Stock or constitute ISO Stock for which the applicable holding period requirement has been met, then, in general: (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares acquired upon exercise that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered and (except for purposes of determining whether a disposition will be a Disqualifying Disposition) will have a holding period that includes the holding period for the shares surrendered, and (iii) any additional shares acquired will have a zero basis and will have a holding period that begins on the date of the transfer of the stock and shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a Disqualifying Disposition. Any gain realized upon such Disqualifying Disposition will result in ordinary income to the employee and a corresponding deduction to the Company as discussed in “Incentive Stock Options” above.

Limitation on Deductions

If a limited SAR is exercised, or if the termination of any restriction, limitation or condition, or acceleration of any vesting or exercise right with respect to any Award under the Plan is due to a change in control of the Company or similar event, payments with respect to such limited SAR or other Award may be nondeductible to the Company in whole or in part and may subject the holder to a nondeductible 20% federal excise tax on all or a portion of such payments (in addition to other taxes ordinarily payable).

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CYTEC STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

The following table sets forth, as of February 1, 2003, the total beneficial ownership of the Company’s Common Stock by the Company’s directors and the five executive officers named in the Summary Compensation table (see the “Executive Compensation” portion of this proxy statement):

Beneficial Stock Ownership of Directors and Officers

Name	Record & Street Name Shares(1)	+	Savings Plan Shares(2)	+	Deferred Stock Shares(3)	+	Stock Option Shares(4)	=	Total Beneficial Ownership

J. E. Akitt	1,606		—		—		9,000		10,606
F. W. Armstrong	18,441		—		—		33,000		51,441
W. N. Avrin	31,568		9,186		—		100,214		140,968
J. P. Cronin(5)	83,310		22,467		48,156		361,050		514,983
C. A. Davis	1,199		—		—		7,500		8,699
D. M. Drillock	14,427		11,462		13,155		120,099		159,143
A. Fernandes	2,223		—		—		—		2,223
L. L. Hoynes, Jr.(6)	—		—		—		—		—
D. Lilley(5)	79,699		4,423		72,619		889,999		1,046,740
W. P. Powell	5,900		—		—		33,000		38,900
J. R. Satrum	11,395		—		—		24,000		35,395
R. Smith(5)	27,337		21,691		—		60,639		109,667
J. R. Stanley	1,528		—		—		1,500		3,028
All named persons, directors and officers as a group (15 persons)(5)	313,826		77,826		141,191		1,772,063		2,304,906

(1)	Includes Performance Shares which are subject to possible forfeiture if conditions to vesting are not met. In the case of Mr. Powell, also includes shares held in Powell Family Foundation.

(2)	Represents the officers’ proportionate share of Company Common Stock held by the Cytec Employees’ Savings & Profit Sharing Plan at January 31, 2003 and in the case of Mr. Smith, also includes shares held in an Individual Retirement Account.

(3)	Shares issuable under 1993 Stock Award and Incentive Plan following termination of employment.

(4)	Shares which may be acquired within 60 days through the exercise of stock options, regardless of whether the exercise price is below, at or above the current market price of Cytec common stock.

(5)	The number of shares shown excludes the following shares as to which beneficial ownership is disclaimed: 2,900 shares owned by Mr. Cronin’s wife; 200 shares owned by Mr. Lilley as custodian for a minor child; 1,000 shares owned by Mr. Smith’s wife and 4,100 shares for all directors and officers as a group.

(6)	The table does not include any shares of Common Stock or Preferred Stock beneficially owned by Cyanamid. See “Security Ownership of Certain Beneficial Owners.” Mr. Hoynes disclaims beneficial ownership of any shares of Common Stock and Preferred Stock beneficially owned by Cyanamid.

As of February 1, 2003, Mr. Lilley beneficially owned approximately 2.6%, Mr. Cronin owned beneficially approximately 1.3%, no other officer or director individually owned beneficially as much as 1%, and all officers and directors as a group owned beneficially approximately 5.7%, of the total shares of outstanding Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on its review of the copies of the forms received by it, the Company believes that during 2002 all filings required under Section 16(a) of the Securities Exchange Act of 1934 were complied with by its directors, officers and greater than ten-percent beneficial owners except that Mr. Powell was one day late in reporting a charitable gift of certain Cytec securities as a result of a misdirected package.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AS OF DECEMBER 31, 2002

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Series C Cumulative Preferred Stock	MDP Holdings, Inc.(1) 5 Giralda Farms Madison, NJ 07940	4,000 Shares	100%

Common Stock	Vanguard Fiduciary Trust Company on behalf of the Cytec Employees’ Savings and Profit Sharing Plan(2) 500 Admiral Nelson Blvd., Malvern, PA 19355	2,999,865 Shares	7.7%

Common Stock	Sterling Capital Management LLC(3) 4064 Colony Road Charlotte, NC 28211	2,275,808 Shares	5.9%

Common Stock	Pzena Investment Management, LLC(4) 830 Third Avenue New York, NY 10022	2,174,377 Shares	5.5%

Common Stock	FMR Corp.(5) 82 Devonshire Street Boston, MA 02109	2,007,338 Shares	5.2%

Common Stock	David J. Greene & Company, LLC(6) 599 Lexington Avenue New York, NY 10022	1,995,900 Shares	5.0%

(1)	Wyeth, Five Giralda Farms, Madison, New Jersey 07940, is the beneficial owner of 100% of the outstanding common stock of Wyeth Holdings Corporation, which in turn owns 100% of MDP.

(2)	Per Schedule 13G, Amendment No. 10, dated February 10, 2003 which reports shared power to vote and dispose as to all shares.

(3)	Per Schedule 13G dated February 4, 2003 which reports shared power to dispose and vote as to all shares. The report was filed jointly by Sterling Capital Management, its managing member Sterling MGT, Inc. and Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen, control persons of Sterling Capital Management.

(4)	Per Schedule 13G dated February 5, 2003, which reports sole power to dispose as to all shares and sole power to vote as to 1,675,227 shares.

(5)	Per Schedule 13G dated February 14, 2003, which reports sole power to dispose as to all shares and sole power to vote as to 498,167 shares. The report was filed jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, control persons of FMR Corp.

(6)	Per Schedule 13G, dated February 14, 2002, which reports sole power to vote and dispose as to 19,400 shares, shared power to dispose as to 1,976,500 shares, and shared power to vote as to 1,042,270 shares.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MDP Holdings, Inc., an indirect wholly-owned subsidiary of Wyeth Holdings Corporation (the successor by name change to Cyanamid), owns 4,000 shares of the Company’s Series C Cumulative Preferred Stock, which Cyanamid obtained in connection with the spin-off of its chemicals business into Cytec Industries Inc. Aggregate liquidation and redemption value of the Series C Stock is $100,000. The Series C Stock, which is not transferable, gives MDP the right to elect one director (currently Mr. Hoynes) and contains certain restrictive covenants, violation of which would give the holder the right, among others, to approve capital expenditures and elect a majority of the Board. The Company may redeem the Series C Stock only after certain liabilities assumed from Cyanamid have been reduced below threshold levels and after the Company has achieved certain financial ratios for a set period of time.

In connection with the spin-off, financial responsibility for substantially all the liabilities of Cyanamid’s chemicals businesses was assumed by the Company. Under the spinoff agreements, the Company is required to establish an environmental oversight committee of the Board of Directors, consisting of two members, one of whom is the director appointed by MDP as holder of the Series C Preferred Stock. This committee reviews and approves the Company’s annual environmental remediation plan and reviews compliance with the plan and environmental administration standards and makes recommendations to the Board concerning, and reviews and approves proposed challenges to governmental requirements relating to, environmental liabilities assumed from Cyanamid. The Company must also pay an annual fee, approximately $320,000 in 2002, for oversight services rendered by Wyeth’s environmental affairs department.

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EXECUTIVE COMPENSATION

Summary Compensation Table

				Long Term Compensation Awards
		Annual Compensation(1)(2)		Restricted Stock Awards(3)	Securities Underlying Options(4)	All Other Compensation(5)

Name and Principal Position	Year	Salary	Bonus

D. Lilley	2002	$670,000	$1,053,575	$700,000	130,000	$26,996
Chairman, President and Chief Executive Officer	2001	$650,000	$0	$707,710	130,000	$57,695
	2000	$600,000	$787,500	$749,462	130,000	$30,000

J. P. Cronin	2002	$353,000	$359,178	$280,000	60,000	$10,590
Executive Vice President and Chief Financial Officer	2001	$345,000	$0	$283,084	60,000	$25,880
	2000	$313,000	$302,000	$299,785	52,000	$15,650

W. N. Avrin	2002	$252,000	$209,790	$136,000	28,000	$10,144
Vice President – Corporate and Business Development	2001	$245,000	$0	$137,496	25,000	$15,123
	2000	$210,000	$130,000	$81,361	16,000	$10,500

D. M. Drillock	2002	$217,000	$140,508	$100,000	18,200	$8,680
Vice President, Controller and Investor Relations	2001	$210,000	$0	$101,101	18,200	$17,903
	2000	$197,000	$121,000	$107,066	18,200	$9,810

R. Smith	2002	$225,000	$187,313	$134,000	20,000	$9,128
Vice President, General Counsel and Secretary (from January 2002)

(1)	Includes amounts earned with respect to fiscal year, whether paid in that year or deferred.

(2)	There was no “Other Annual Compensation” paid, payable or accrued to any of the named officers during any of the three years greater in amount than the lesser of $50,000 or 10% of such officer’s annual salary plus bonus in the applicable year.

(3)	Represents the value at the date of grant of Performance Shares granted during 2000, 2001 and 2002 under the Company’s 1993 Plan. Performance shares vest, in the case of the 2000, 2001 and 2002 grants, after completion of the respective 2002, 2003 and 2004 performance periods, depending upon the achievement of earnings targets. The target for the 2002 performance period was not achieved and the Performance Shares granted in 2000 which would thereupon have vested in January 2003, were canceled. At December 31, 2002, after giving effect to the forfeitures occurring in January 2003 with respect to the 2002 performance period, the total Performance Shares held by the named officers were valued at the closing price of Company stock on that date as follows: Mr. Lilley 49,982 shares—$1,363,509; Mr. Cronin 19,993 shares—$545,409; Mr. Avrin 9,711 shares—$264,916; Mr. Drillock 7,141 shares—$194,806; and Mr. Smith 7,075 shares—$193,006. Holders of Performance Shares are entitled to vote and receive any dividends declared on such shares.

(4)	Options were granted without tandem SARs.

(5)	The amounts listed for each named officer consist of matching contributions and profit sharing contributions to the Cytec Employees’ Savings and Profit Sharing Plan and the Cytec Supplemental Savings and Profit Sharing Plan with respect to the employees’ base salary and, commencing in 2001, also with respect to the employees’ bonus paid in that year. For 2000 the amounts listed also include a cash award made to each U.S. employee under the since-expired Employee Cash Bonus Program in recognition of 2000 Company performance.

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The following tabulation shows, as to the executive officers named, information with respect to employee stock options.

Stock Option Grants in 2002

	Options	Percent of Total Options Granted to	Exercise		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (shares)	Employees in Fiscal Year	Price Per Share	Expiration Date	5%	10%

D. Lilley	130,000	13.7%	$24.00	1/20/12	$1,962,151	$4,972,476
J. P. Cronin	60,000	6.3%	$24.00	1/20/12	$905,608	$2,294,989
W. N. Avrin	28,000	2.9%	$24.00	1/20/12	$422,617	$1,070,995
D. M. Drillock	18,200	1.9%	$24.00	1/20/12	$274,701	$696,147
R. Smith	20,000	2.1%	$24.00	1/20/12	$301,869	$764,996

Options become exercisable in cumulative amounts of one-third of the amount of the grant one-year after the date of grant and each year thereafter. Stock appreciation rights were not granted.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values(1)

			Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised In- The-Money Options at Fiscal Year End(3)
Name	# Shares Acquired on Exercise	Value Realized	Exercise- able(2)	Unexercise- able(2)	Exercise- able(2)	Unexercise- able(2)

D. Lilley	—	$—	759,999	260,001	$2,162,248	$549,577
J. P. Cronin	25,500	$603,791	303,716	117,334	$2,078,560	$246,072
W. N. Avrin	17,000	$329,771	77,214	50,001	$468,674	$107,002
D. M. Drillock	—	$—	101,899	36,401	$476,952	$76,941
R. Smith	4,000	$96,020	46,706	31,034	$484,728	$75,549

(1)	The named officers do not hold stock appreciation rights.

(2)	Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter.

(3)	Total value of options based on the closing price of Company stock of $27.28 per share on December 31, 2002.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2002, the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding options, warrants and rights and their weighted average exercise price.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)

Equity Compensation Plans Approved by Stockholders	6,687,617		$26.17	1,001,212(1)

Equity Compensation Plans Not Approved by Stockholders	5,072	(2)	$6.46	0

1.	Subsequent to December 31, 2002, the Company granted options to purchase additional shares of Common Stock and Performance shares for an additional 887,502 shares to approximately 400 employees as part of its annual grant program to key employees of the Company. Net of forfeitures of options and performance stock awards subsequent to year end, there were 198,953 shares available for issuance at February 1, 2003.

2.	In connection with its acquisition of all of the outstanding common stock of The American Materials & Technologies Corporation (“AMT”) in 1998, the Company agreed to convert all then outstanding options and warrants to acquire AMT common stock issued under any of AMT’s plans into options and warrants to buy Common Stock of the Company.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

All salaried Company employees in the United States, including the named officers, have signed the Company’s standard form employment agreement. The agreement provides for the initial salary paid to the employee for services performed by the employee, the confidentiality and non-use of proprietary information, assignment of inventions and improvements, a non-competition clause and termination of employment. The notice of termination period is one month, except in the case of termination for cause when no prior notice is required.

The restricted stock awards (including performance stock awards), stock options and deferred stock awards referred to in the Beneficial Stock Ownership of Directors & Officers table, the Summary Compensation table and under “Compensation of Directors” are awarded under the 1993 Plan. In the event of a “change of control” (as defined in the 1993 Plan), (i) any award under that Plan carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other award granted under the 1993 Plan will lapse and such awards will be deemed fully vested and (iii) any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

The Board of Directors has adopted an executive income continuity plan to aid in the retention of key employees and to reinforce and encourage the continuing attention, dedication and loyalty of executives in the senior management group without the distraction of concern over the possibility of involuntary or constructive termination of employment resulting from unforeseen developments, by providing income continuity for a limited period. The plan provides for payments to members upon termination of employment, unless such termination is (i) on account of death or retirement, (ii) by the Company for disability or cause, or (iii) by the member without good reason (as defined in the plan). Generally, “good reason” for termination by a member involves actions by the Company inconsistent with the member’s status or with the Company’s traditional

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compensation policies. Members of the plan consist of the chairman, president, corporate vice presidents, and such other employees as are designated by the Compensation and Management Development Committee. In general, the plan provides for payments upon termination of employment of an amount equal to annual salary and bonus (three times annual salary and three times bonus after a “change in control” as defined in the plan). The plan also provides for certain miscellaneous payments, including relocation payments, legal fees, and expenses incurred in seeking new employment. The benefits of this Plan are not available to any employee who is then currently eligible to retire with a pension based on credited service to age 65 or, in any event, for any period beyond the employee’s sixty-fifth birthday.

Under the Company’s Executive Supplemental Employees Retirement Plan, in the event of a change in control, certain employees, including each officer named in the Summary Compensation Table, are automatically elected members of the plan. In this event, each such officer will be credited with five additional years of service (but not beyond age 65), there will be included in pensionable compensation the amount, if any, by which such officer’s target incentive compensation exceeds one third of base compensation and, under certain conditions the value of the benefit under this plan, as well as the benefit under other non-qualified pension plans, would be paid immediately as a lump-sum distribution.

The Board of Directors has adopted a Compensation Taxation Equalization Plan providing for the payment to any employee, officer or director who becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 of reimbursement for the tax, plus all taxes imposed upon the reimbursement. A 20% excise tax applies to compensatory payments (i) the present value of which equals or exceeds three times the “base amount” of the recipient and (ii) that are contingent upon change “in the ownership or effective control” or change in the ownership of a “substantial part of the assets” of the Company. The “base amount” is the average annual compensation included in taxable income over the five-year period ending before the year during which the change in the ownership or effective control occurs. If the excise tax applies, it generally is applied to all compensatory payments in excess of three times the “base amount.”

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COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

Committee Purpose

In January 2003, on the recommendation of the Compensation and Management Development (the “Committee”), the Board of Directors adopted a formal charter for the Committee detailing its role, composition, duties and responsibilities; the full Charter is published on Cytec’s internet site accessible at www.Cytec.com.

In summary, the Committee’s purpose is to review and approve compensation arrangements for the Company’s officers and directors and to administer certain compensation plans (such as the Company’s 1993 Plan). The Committee at various times makes recommendations to the Board of Directors on these plans and also produces an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. Additionally, in the interest of orderly management of the Company, the Committee periodically reviews management development and succession plans, including establishing policies regarding succession in the event of an emergency or the retirement of the CEO.

The Committee is composed entirely of Independent Directors. During 2002 the Committee met three times. In addition to reviewing and approving the compensation arrangements for the Company’s officers and directors, major actions taken by the Committee included the adoption of a charter and a formal review of the development and succession plans of the Company’s key executives. The Committee also made a recommendation to the Board of Directors that it should approve an increase of 1,800,000 shares issuable under the 1993 Plan.

Executive Compensation Philosophy

The Company’s compensation philosophy emphasizes long-term performance and success as exemplified by the program’s structure. The Company maintains lower fixed-costs associated with its cash compensation programs and correspondingly offers significant upside potential based upon achievement of stock-based, financial, and individual goals. As an example, approximately 80% of the Chief Executive Officer’s (“CEO”) targeted compensation is at risk.

The Company’s executive compensation program is primarily set to be competitive with mid-sized specialty chemical companies which the Company views as competitors for business, employee talent, and stockholder investments.

Compensation Components

On an annual basis, CEO compensation is reviewed by the Committee using the services of an outside independent consulting firm.

Compensation for all the officers is reviewed annually by the Committee periodically using compensation information provided by the services of an independent executive compensation consulting firm.

Base Salaries—are set slightly below median competitive levels and when combined with the other components of the compensation program, are set to attract and retain qualified executives and managers. Changes in base salaries are made after considering relative competitive positions, individual performance, and general salary levels within the Company and the comparable industry group.

Annual Bonuses—provide an opportunity to earn additional cash rewards for yearly business success. The incentive bonus targets for officers are expressed as a percentage of the base salary. Based on competitive compensation information, the Committee makes periodic changes to the target amounts. In addition, the Committee approves the performance goals at the beginning of each fiscal year and then, based on attainment or non-attainment of these corporate performance targets, approves the payment of the bonus amount at the end of the fiscal year. The goals for 2002 target bonuses consisted of specific components weighted as follows: Earnings Per Share (40%); free cash flow (30%) and other specific performance factors, which are measured subjectively (30%).

Long-Term Incentives—provide a reward for business success in future years and, being based on performance, are linked to stockholders’ interests. The Company’s long-term incentives granted in January 2002 and payable in future years, consist of two types of grants:

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(1)     Performance Stock, which is the Company’s Common Stock registered in the executive’s name, carrying dividends (if declared) and voting rights, but restricted from resale until earned by achievement of performance targets, and forfeited if performance targets are not achieved during the performance period. The performance stock granted in 2002 may be earned at the end of the 2004 performance period assuming attainment of specific earnings per share goals set by the Committee.

(2)     Stock Options, which encourage executives to enhance the value of the Company’s Common Stock by offering them an opportunity to buy the shares at the market price on the date of grant over the term of the option contract.

Each year, the Committee determines the amount and proportion of each type of long-term incentive for each officer.

Compensation at Risk

The annual bonus and performance stock are “at risk” forms of compensation in that they do not become payable except to the extent that the Company’s business objectives are attained. Similarly, stock options are “at risk” in that their value depends upon success in enhancing stockholder value.

Alignment with Stockholder Interests

The compensation program is designed to contribute to the long-term success of the Company by meeting the following objectives:

•	To compensate fairly for financial and strategic success and the enhancement of stockholder value.

•	To attract and retain competent managers and professionals who are performance-oriented.

•	To reinforce a commitment to actions which will contribute to the long-term success of the Company.

•	To encourage the ownership of Cytec stock so that management’s long-term financial interests are closely linked with success in serving the long-term interests of the Company’s stockholders. This objective is demonstrated by having aggressive stock ownership guidelines.

Executive Stock Ownership Guidelines

Every director, officer and key executive is expected to attain (within a defined time period) and hold an ownership stake in the Company that is a specified multiple of his or her salary. These guidelines are as follows:

Position	Multiple of Annual Base Salary
Chief Executive Officer	8
Executive Committee Member	5
Other Officers	3
Business Unit Presidents	3
Directors	5

Covered employees and members of the Board of Directors, as of December 6, 1999, are expected to be in compliance with these ownership guidelines within five years after adoption. New employees or newly appointed Board members are given five years to meet these guidelines from their date of appointment. The multiple for Directors is based on their annual retainer.

Shares owned directly or in street name, shares held in the Company’s savings plan, vested restricted shares, and deferred shares are counted in the ownership calculation.

CEO Compensation

Mr. Lilley’s salary was increased for 2002 from $650,000 to an annual rate of $670,000, and his target bonus was raised from 75% to 85% of his base salary. Based upon the level of achievement of the Company’s earnings and cash flow as measured against goals established in January 2002, as well as certain non-financial goals weighted as described earlier in this report, the Committee, in accordance with the Incentive Compensation Plan,

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awarded Mr. Lilley an annual bonus for 2002 performance of $1,053,575, which was 157% of his base salary for 2002. The Committee further determined Performance Stock Plan thresholds had not been met and 30,435 shares of performance stock previously awarded to Mr. Lilley were forfeited. During 2002, Mr. Lilley was granted an option to purchase 130,000 shares and a performance stock award of 29,167 shares that will vest in three years provided certain financial targets are met. Following the change in base salary, the CEO’s base salary remained below the peer group’s competitive median. In the aggregate, the stock options and performance stock awards granted in 2002 were at the median levels of the peer group.

Tax-Deductibility of Compensation — The Committee’s objective is to design and implement programs that allow for the maximum tax deductibility of compensation paid to the CEO and other executive officers, while preserving the Committee’s flexibility to maintain competitive compensation programs. Due to emerging compensation trends, coupled with the Company’s aggressive stock ownership requirements, the Committee will no longer require mandatory deferral of compensation in excess of the deductible limits commencing in 2003. Executives, while encouraged to elect deferral, will be afforded the individual choice not to do so. Any financial impact on the Company resulting from this change is expected to be immaterial.

The Committee believes that the compensation program established for the Company has contributed to retaining and motivating highly qualified management personnel.

F. W. Armstrong, Chairman
J. E. Akitt
J. R. Satrum

 January 20, 2003

PERFORMANCE GRAPH

The graph set forth below is based on the assumption that $100 had been invested in the Company’s Common Stock and in each index on December 31, 1997, with reinvestment of dividends at market prices. The total cumulative dollar returns represent the value such investments would have had on December 31, 2002.

Five-Year Cumulative Total Stockholder Return

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COMPENSATION UNDER RETIREMENT PLANS

The Cytec employees’ retirement program provides most U.S. employees, including the officers named in the Summary Compensation Table, with an annual defined pension benefit upon retirement which is made up of the sum of three components: (i) a benefit which, in general, is equal to 1.67% of the retiree’s average base salary plus actual annual bonus (up to one-third of base salary) during the highest five of the last ten years of service (but not beyond the year 2003) times the number of years of service at Cyanamid, subject to certain adjustments including a social security offset (this benefit component does not apply in the case of Mr. Lilley and Mr. Smith), plus (ii) a benefit which, in general, is equal to 1.33% of the retiree’s base salary plus actual annual bonus (up to one-third of base salary) for each year of service at Cytec (for any Cytec employee whose pension calculated as provided in (i) and (ii) above would exceed the limit on benefits payable from a pension plan qualified under the Internal Revenue Code, such excess is payable from the general funds of the Company), plus (iii) for persons whom the Compensation and Management Development Committee has elected to membership in the Executive Supplemental Employees Retirement Plan, in case of retirement on or after age 60 (or earlier in certain circumstances) a supplemental benefit (also payable from general funds of the Company) calculated by (x) determining the benefit under the formula under (i) above based on the highest three of the last ten years of service and utilizing target bonus (not limited to one third of base salary) instead of actual bonus and (y) crediting to the retiree additional years of service under the formula described in (ii) above (but not more than five and not beyond age 65) at a rate of compensation equal to base salary plus target bonus for the final year of actual service.

The estimated annual pensions payable under this program upon retirement at age 65 and reflecting the normal form of benefit which includes a 50% joint and survivor annuity in favor of the retiree’s spouse to the officers named in the Summary Compensation Table, based upon their salaries and target bonuses as of year-end 2002, with years of actual service projected to age 65, are: Mr. Lilley, $193,963; Mr. Cronin, $196,046; Mr. Avrin $157,165; Mr. Drillock, $143,820; and Mr. Smith, $95,585.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company or of any of its subsidiaries and who are not elected by the holders of Preferred Stock are paid a retainer of $20,000 per year. Such directors also receive annual retainers while chairmen ($3,000) or other members ($1,500) of committees of the Board of Directors of the Company on which such directors serve. Each such director is also paid a fee of $1,500 for attendance at a meeting of the Board of Directors or stockholders of the Company and a fee of $2,000 (in the case of Committee Chairman) or $1,000 (in the case of other Committee members) for attending committee meetings, except that the attendance fees are reduced by 50% of the amounts shown in the case of special telephonic meetings of the Board and its Committees. Directors who are employees or who are elected by the holders of Preferred Stock are not entitled to any extra compensation by reason of their directorships or their attendance at meetings of the Board of Directors of the Company, any committee of the Board, or of the stockholders.

Pursuant to the 1993 Plan, each non-employee director (for purposes of the 1993 Plan, a non-employee director does not include any employee of the Company or its subsidiaries or affiliates or any director elected by the holders of the Preferred Stock) who is elected to serve as a director of the Company for the first time automatically receives a grant of restricted shares of Common Stock equal to the lesser of (a) 7,500 shares and (b) the shares of Common Stock having a fair market value on the date the director is duly elected and qualified of $38,437.50. The restrictions on the shares of Common Stock granted to non-employee directors lapse one-fifth each year over a five-year period commencing on the date of grant if the non-employee director continues to be a director of the Company on each such date. If a non-employee director’s service on the Board terminates before the award is entirely vested, any portion of the award that is not vested will revert to the Company; provided, however, that if the non-employee director’s service terminates by reason of death or disability (as defined in the 1993 Plan), then any installment with respect to which the grantee had commenced (but not completed) serving the requisite amount of time to vest in such installment, will become vested. If a director elects to defer vesting until the year following his or her 70th birthday, as permitted by the 1993 Plan, then during the extended deferral period there exist certain additional grounds upon which reversion can be waived. In addition, each non-employee director automatically receives an option to purchase 4,500 shares of Common Stock at the time of his election to the Board. In addition, on the date of each annual meeting of stockholders, each continuing non-employee director will automatically receive an option to purchase 4,500 shares of Common Stock, unless the Board acts to reduce the number of shares. All options have an exercise price per share equal to the fair market

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value of a share of Common Stock on the date of grant. Generally, options granted to a non-employee director are for a term of ten years and become exercisable as to one-third of the shares covered by such options on the first anniversary of the date of grant, and with respect to an additional one-third of the shares covered by such options on each of the next two succeeding anniversaries of the date of grant. Upon the occurrence of a “Change in Control” (as defined in the 1993 Plan), all outstanding options held by non-employee directors become immediately exercisable and all restricted stock awards become immediately nonforfeitable in full.

Other personal benefit-type compensation for the entire group of directors and officers is not individually significant or reportable.

TIMELY SUBMISSION OF STOCKHOLDER PROPOSALS

We expect to hold the 2004 annual meeting of stockholders on April 22, 2004. Proposals which stockholders intend to present at such meeting must be received by the Company at its executive offices in West Paterson, New Jersey, by November 15, 2003, for inclusion in its notice, proxy statement and proxy relating to that meeting. In addition, the Company’s By-Laws provide that in order for any business not specified in the notice of meeting to be properly brought before a stockholders’ meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company which must be received at the principal office of the Company not less than 60 nor more than 90 days prior to the meeting. (If less than 75 days’ notice or public disclosure of the date of the meeting was given, then such notice must be received by the close of business on the 15th day following the date of notice or public disclosure of the date of the meeting). The notice must describe the business desired to be brought before the meeting, the name, record address and number and class and series of shares owned by the stockholder and any material interest of the stockholder in such business.

ATTENDANCE AT ANNUAL MEETING

The 2003 Annual Meeting of Stockholders will be held at 2:00 p.m. on April 17, 2003 at the Marriott Glenpointe Hotel, Teaneck, NJ 07666. Admission to the meeting is limited to stockholders of the Company or their designated representatives (including “street name” stockholders who can show that they beneficially owned the Company’s Common Stock on the record date). One admission ticket to the meeting is attached to the proxy sent to each stockholder. If you intend to attend the meeting, please detach and retain the admission ticket and check the “will attend” box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

OTHER MATTERS

The Company will pay the cost of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of Common Stock. In addition to the use of the mail, proxies may be solicited by employees of the Company personally, by telephone, by telefax or by electronic communication. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies at a fee of $11,500 plus reimbursement of its out-of-pocket expenses.

If any further business not described in this Proxy Statement properly comes before the meeting, the persons named in the enclosed form of proxy will vote, in their discretion, as recommended by the Board of Directors or, if no recommendation is given, all in accordance with their best judgment. The Company did not have notice, in accordance with the By-Law described under “Timely Submission of Stockholder Proposals” of any additional matter intended to be brought before the meeting.

R. Smith
Secretary

The Compensation and Management Development Committee Report, the Performance Graph and the Audit Committee Report that appear in this proxy statement do not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed “filed” under said Acts.

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EXHIBIT A

Cytec Industries Inc.
Principles of Corporate Governance

As approved by the
Board of Directors
on January 21, 2003

1. Role of the Board of Directors.     The Board seeks to ensure that Cytec’s business is managed in the best long-term interests of Cytec’s stockholders. Cytec’s business is conducted by its employees under the direction of the Chief Executive Officer and the other officers and managers of the Company. The Board of Directors provides oversight to the Chief Executive Officer and other managers as it reviews and approves the Company’s major business and financial strategies. The Board also approves significant capital projects and commitments, acquisitions, divestitures and long term financings. The Board is responsible for hiring and assessing the performance of the CEO and, through the Compensation and Management Development Committee, determining the compensation of the CEO and the other officers of the Company. The Board shall regularly review succession planning strategy and plans for the CEO and other senior officers. The Board believes that it is critical that Cytec operate in compliance with all applicable laws and to the highest ethical standard. The Board believes that the long-term interests of Cytec’s stockholders are advanced by appropriately addressing concerns of other stakeholders affected by the Company’s actions ranging from the Company’s employees to the communities in which the Company operates.

2. Director’s Qualifications.     Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. Directors are required to inform the Chairman of the Board of any significant change in their personal circumstances, including a change in their principal job responsibilities or acceptance of another directorship. Effective January 1, 2004, directors are not eligible for reelection as a director on or after their 72nd birthday.

3. Independence of Directors.     A majority of the directors will be independent directors. The Board defines a director as independent if he or she (i) has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), (ii) has not been an employee of the Company or any of its affiliates within the preceding five years, (iii) has not within the last five years been affiliated with or employed by an entity that has served as an auditor to the Company within the last five years, (iv) has not been part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another corporation that employs such director, (v) does not have an immediate family member that falls within the preceding four categories and (vi) has not received any compensation from the Company within the past year other than for serving as a director.

4. Electing the Board.     Approximately one third of the directors are elected each year by the stockholders of the Company at the annual meeting. The slate of candidates is chosen by the Board based on the recommendations of the Governance Committee. The Governance Committee will consider nominees recommended by any stockholder who submits a recommendation in writing to the Secretary of the Company at 5 Garret Mountain Plaza, West Paterson, NJ 07424, and includes the candidate’s name, biographical data and qualifications and complies with such other procedural requirements as the Governance Committee may establish from time to time. Additionally, MDP Holdings, Inc., the holder of all of the outstanding shares of the Company’s Series C Cumulative Preferred Stock, has the right to elect a single director to the Board under the terms of that preferred stock.

5. Board Committees.     The Board has established the following Committees to assist the Board in discharging its responsibilities: (i) Governance (ii) Audit; (iii) Compensation and Management Development; (iv) Environmental, Health and Safety; and (v) Pension. Only independent directors are eligible to be members of the Governance, Audit and Compensation and Management Development Committees. The Chairs of the Committees report the highlights of their meetings to the Board following each meeting of the respective committees. The Board elects committee members annually after receiving the recommendation of the

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Governance Committee as to which directors should be on which committees. Any director may periodically attend meetings of any Board Committee.

6. Meetings of Non-Employee Directors.     The non-employee directors will meet without management present at least once a year in conjunction with a regularly scheduled Board meeting. Responsibility for determining the agenda and chairing the executive session will rotate on an annual basis among the Chairs of the Governance, Audit and Compensation and Management Development Committees starting with the Chair of the Governance Committee in 2003, the Chair of the Audit Committee in 2004 and the Chair of the Compensation and Management Development Committee in 2005. The Chair responsible for the agenda in any year shall seek input from the chairs of the other Board Committees as to appropriate agenda items. Additional executive sessions may be scheduled by the Chair who is responsible for the agenda in that year at the request of any director.

7. Self-Evaluation.     The Board will perform an annual self-evaluation of the effectiveness of the Board and each Committee will perform an annual self-evaluation of the effectiveness of the Committee, in each case with the intent to continuously improve effectiveness.

8. Ethics and Conflicts of Interest.     The Board expects each director and officer to act ethically at all times and to be fair, honest and consistent in business and personal practices. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chairman of the Board. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Board shall resolve any conflict of interest question involving the CEO or the CFO, and the CEO shall resolve any conflict of interest issue involving any other officer.

9. Business Access.     Non-employee directors are encouraged to involve themselves with the business of the Company including by visiting business offices and plants. To further this objective, at least one board meeting each year will be held at a plant location.

10. Access to Independent Advisors.     The Board shall have the right at any time to retain outside financial, legal or other advisors at the expense of the Company.

11. Director Orientation.     The general counsel and the chief financial officer shall arrange for an orientation program for new directors, and for periodically providing materials or briefing sessions by third parties for all directors on subjects that would assist them in discharging their duties. Each new director shall, within six months of election to the Board, spend a day at corporate headquarters for personal briefing by senior management on the Company’s major business and financial strategies, its financial statements, and its significant policies.

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EXHIBIT B

Audit Committee Charter
Cytec Industries Inc.

Adopted by resolution of
the Board of Directors
January 21, 2003

I.     Purpose

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in the oversight of the Company’s:

•	accounting and financial reporting processes and the integrity of the Company’s financial statements;

•	annual audit of the financial statements, including the qualifications, independence and performance of the independent accountants;

•	internal audit function; and

•	compliance with legal and regulatory requirements as they may impact the financial statements.

The Committee shall also perform the other specific responsibilities assigned to it in this Charter or by the Board.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent accountants and internal auditors as well as anyone in the organization. The Committee has the ability to retain, without seeking Board approval and at the Company’s expense, special legal, accounting, or other consultants or experts it deems appropriate in the performance of its duties.

Management of the Company is responsible for financial reporting, accounting integrity and the preparation of the financial statements of the Company in conformity with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily including some amounts based on management’s estimates and judgments. The independent accountants are responsible for expressing an opinion on the conformity of the financial statements, in all material respects, with accounting principles generally accepted in the United States of America. Nothing in this charter shall be interpreted as making the Audit Committee or any member of the Audit Committee responsible for the financial statements of the Company or the audit of the financial statements of the Company.

II.     Composition

The Committee will be comprised of a minimum of three directors as elected by the Board, including the Chair. Membership on the Committee will be limited to directors who have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of his or her independence from management and the Company and who are independent within the meaning of, and otherwise qualify to serve as Audit Committee members under, applicable New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules as from time to time in effect.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” within the meaning of applicable SEC rules as from time to time in effect, or prior to effective date of any such rule, as interpreted by the Board.

The Chair must have accounting or related financial management expertise as the Board interprets such qualifications in its business judgment.

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III.     Meetings

The Committee will meet at least four times annually, or more frequently as circumstances dictate. The Committee has the right to set its own agenda.

•	In addition to regularly scheduled meetings, meetings may be called by the Chair of the Board, the Chair of the Committee or by a majority of the members of the Committee upon giving the Notice specified in Article III, Section 5, of the Company’s By-laws.

•	The Committee will meet at least quarterly with management, the independent accountants and the internal auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed.

•	The Committee shall maintain minutes of meetings and shall regularly report to the Board on the Committee’s activities.

IV.     Responsibilities and Duties

To fulfill its responsibilities and duties the Committee will:

General

1.	Review and reassess the adequacy of this Charter at least annually and recommend to the Board updates as circumstances dictate.

2.	Receive from the internal auditors lists of the regular reports to management prepared by the internal auditors and select for review those reports, including with management’s response, which it wishes to review. The review may by made by individual members of the Committee on behalf of the entire Committee.

3.	In consultation with management, the independent accountants, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss policies with respect to risk assessment and risk management. Discuss significant financial risk exposures and the steps management has taken with respect thereto. Periodically review the functions of departments that make significant accounting estimates or risk management decisions or otherwise may significantly affect financial operations, including, but not limited to the risk management and tax departments, and the adequacy of their resources.

4.	Review with financial management and the independent accountants the Company’s quarterly financial results prior to the release of earnings. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with applicable statements of auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

5.	Prior to the release of year end earnings, discuss the results of the year end audit with the independent auditors. Discuss the matters required to be communicated to the Committee in accordance with applicable statements of auditing standards.

6.	Review and discuss with financial management drafts of the Company’s annual audited financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operation and determine whether to recommend to the Board that such items be included in the Company’s annual Report on Form 10-K to be filed with the SEC.

7.	Prepare and approve a written report of the Committee for inclusion in the Company’s proxy statement, as required by rules of the SEC.

8.	Review any unusual material transactions.

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Reporting Relationships

9.	Have sole authority to retain, dismiss and compensate the Company’s independent accountants and internal auditors, subject, in the case of hiring independent accountants, to ratification by the shareholders of the Company. The Committee will require that the independent accountants and the internal auditors report to, and are accountable to, the Committee. The day to day administrative aspects of the relationship may be delegated by the Committee to the Company’s financial management staff. It is understood that the independent accountants and the internal auditors have free access to the Committee, or any member of the Committee.

10.	Establish policies for the advance approval of non-audit relationships between the Company and the independent accountants.

Independent Accountants

11.	Consider the qualifications and performance of the independent accountants.

12.	Ensure that the independent accountant submits on an annual basis to the Committee a formal written statement delineating all relationships between the independent accountant and the Company consistent with Independence Standard Board Standard No. 1 as in effect from time to time; actively engage in a dialogue with the independent accountant with respect to any relationships or services that may impact the objectivity and independence of the independent accountant; and take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

13.	At least annually, obtain and review a report by the independent accountants describing such firm’s internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities relating to audits conducted by such firm consistent with requirements of the NYSE as in effect from time to time.

14.	Review the independent accountants’ annual audit plan—including scope, staffing, locations, interactions with the internal auditors and general audit approach.

15.	Periodically consult with the independent accountants out of the presence of management, about internal controls, the fullness and accuracy of the Company’s financial statements, any difficulties encountered during the course of the audit, including any restriction on the scope of work or access to required information and significant judgments made in management’s preparation of the financial statements and the appropriateness of such judgments and any other matters the Committee or the independent accountant wishes to discuss.

16.	Review with financial management and the independent accountants the critical accounting policies and practices of the Company and alternative accounting treatments and consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles.

17.	Review material written communications between the independent accountants and management.

18.	Discuss any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

19.	Consider and, if appropriate, approve major changes to the Company’s accounting principles and practices as suggested by management, the independent accountants, or the internal auditing function.

20.	Establish policies for hiring employees or former employees of the independent accountants.

Internal Audit Function

21.	Review the internal auditor’s annual audit plan including scope, qualifications of staff, locations to be visited and interaction with the independent accountants and general audit approach.

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22.	Periodically consult with the internal auditors out of the presence of management, about internal controls, any difficulties encountered during the course of internal audits, including any restriction on the scope of work or access to required information and significant judgments made in management’s preparation of the applicable financial statements and the appropriateness of such judgments and any other matters the Committee or the internal auditor wishes to discuss.

23.	Discuss matters requiring communication to the Committee (as defined by the Committee) with the internal auditors.

24.	Discuss any significant disagreement between management and the internal auditors.

Ethical and Legal Compliance

25.	Review the Company’s Code of Employee Conduct and the Company’s Code of Ethics for Financial Executives (collectively, the “Codes”) and periodically, if appropriate, recommend to the Board and management changes to the Codes.

26.	Discuss with management the system they have established to enforce the Codes and review management’s monitoring of compliance with the Codes.

27.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential anonymous submission of such complaints by employees. Receive reports from management on disposition of any complaints.

28.	Review, with the Company’s general counsel, significant legal compliance matters including corporate securities trading policies.

29.	Review, with the Company’s general counsel, any legal matter that could have a significant impact on the Company’s financial statements.

Self-Evaluation

30.	Conduct an annual self-evaluation of its performance.

Other

31.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate, including, but not limited to any procedures they are required to perform under applicable NYSE or SEC rules as from time to time in effect.

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EXHIBIT C

Cytec Industries Inc.
1993 Stock Award and Incentive Plan

As Amended & Readopted 1/27/97 & 5/12/97
and as Further Amended on 4/11/02
and as Further Amended 1/21/03

1.  Purpose; Types of Awards; Construction.

The purpose of the 1993 Stock Award and Incentive Plan of Cytec Industries Inc., as amended (the “Plan”), is to afford an incentive to selected employees, prospective employees, non- employee Directors and independent contractors of Cytec Industries Inc., or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as, or become, employees, directors, or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. Pursuant to Section 6 of the Plan, there may be granted Stock Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, interest equivalents, dividend equivalents, deferred cash awards, deferred stock awards, and other stock-based or cash-based awards.

2.  Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity if, at the time of granting of an Award, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

(b) “Award” means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Interest Equivalent, Dividend Equivalent, Deferred Cash Award, Deferred Stock Award, Director’s Restricted Stock, or Other Stock-Based Award or other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, grant letter, resolution of the Committee, or other instrument, document or resolution evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means a change in control of the Company which will be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

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(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquired 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(g) “Change in Control Price” means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the committee consisting solely of directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 and as “outside directors” within the meaning of Section 162(m) of the Code who are appointed by the Board to administer the Plan.

(j) “Common Stock Account” means the common stock account established in the name of an employee or independent contractor, as specified in Section 6(h).

(k) “Company” means Cytec Industries Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(l) “Deferred Cash Account” means the deferred cash account established in the name of an employee or independent contractor, as specified in Section 6(h).

(m) “Deferred Cash Award” means any Award of cash made pursuant to Section 6(h) which is to be credited to a Deferred Cash Account and paid in the future.

(n) “Deferred Stock Award” means any Award of Stock made pursuant to Section 6(h) which is to be credited to a Common Stock Account and paid in the future.

(o) “Dividend Equivalent” means a right, granted to a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(q) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established (except as provided below) from time to time by the Committee in its sole discretion. Unless otherwise determined by the Committee, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded,

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for the last preceding date on which there was a sale of such Stock on such exchange (or, if there is no such preceding date, on the first succeeding date), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the counter market, such value as the Committee, in its sole discretion, shall determine. For purposes of Sections 8 and 9, only, of this Plan, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market.

(r) “Grantee” means a person who, (i) as an employee, prospective employee or independent contractor of the Company, a Subsidiary or an Affiliate, or (ii) as a Non-Employee Director of the Company, has been granted an Award under the Plan.

(s) “Interest Equivalent” means a right granted to a Grantee under Section 6(g) to receive cash, which may be deferred or paid currently, equal to the interest which would be earned on a specified amount of money, including money deferred in a Deferred Cash Account. Interest Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. Unless the Committee otherwise provides to the contrary or except as otherwise provided in the Plan, Interest Equivalents paid on a deferred basis will be compounded on a quarterly basis.

(t) “ISO” means any Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(u) “Limited SAR” means a right granted pursuant to Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

(v) “Non-Employee Director” means a member of the Board who is neither (i) an employee of the Company, a Subsidiary or Affiliate nor (ii) unless the Board otherwise so determines, a person elected to the Board of Directors by the holders of the Company’s Series C Cumulative Preferred Stock.

(w) “NQSO” means any Option that is designated as a nonqualified stock option.

(x) “Option” means a right, granted to a Grantee under Section 6(b) or Section 8, to purchase shares of Stock.

(y) “Other Cash-Based Award” means cash awarded under Section 6(i), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(z) “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(i) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

(aa) “Performance Goals” shall have the meaning specified in Section 6A(c) of the Plan.

(bb) “Performance Measures” means the performance measures set forth as Exhibit A to the Plan, as provided in Section 6A(c) of the Plan.

(cc) “Plan” means this Cytec Industries Inc. 1993 Stock Award and Incentive Plan, as amended from time to time.

(dd) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(d), including Stock that may be designated as performance stock, that may be subject to certain restrictions and to a risk of forfeiture.

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(ee) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(ff) “Rule 16b-3” means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(gg) “Stock” means shares of the common stock, par value $.01 per share, of the Company.

(hh) “SAR” or “Stock Appreciation Right” means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

(ii) “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if, at the time of granting of an Award, each of the entities (other than the last entity in the unbroken chain) owns stock or other indicia of ownership possessing 50% or more of the total combined voting power of all classes of stock or other indicia of ownership in one of the other entities in the chain.

3.  Administration.

The Plan shall be administered by the Committee; provided that such administrative authority shall not extend to Section 8 (“Non-Employee Director Options”) or Section 9 (“Non- Employee Director Restricted Stock”), the intent being that, as to the Awards made under those Sections, this Plan shall constitute a formula plan. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan (including the preceding sentence), to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to certify as to the extent to which any performance criteria have been attained; and to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairman and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, upon such terms and conditions and with such limitations as it deems appropriate, delegate to the Chief Executive Officer, any Committee of the Board of Directors or the Executive Committee authority to make Awards (and determine the terms of such Awards) to persons who are not officers of the Company (assistant officers not being considered officers for such purpose); provided that all such Awards shall be reported to the Committee and (except in the case of such Awards made by a Committee of the Board) shall be revoked unless ratified by the Committee.

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No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.  Eligibility.

Awards may be granted to selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Awards to Non-Employee Directors shall be solely in the form of NQSOs and Restricted Stock, which shall be subject to the provisions of Section 8 and 9 of the Plan.

5.  Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 14,700,000, subject to adjustment as provided herein. Originally, 4,300,000 shares of Stock were reserved for the grant of Awards under the Plan. After the July 1996 three-for-one stock split, this increased to 12,900,000 and was further increased to 14,700,000 after amendments to the Plan were approved by the Board on January 21, 2003, subject to shareholder approval. In order to determine the number of shares of Stock remaining available under the Plan after said stock split, each of the following events occurring on or prior to the July 2, 1996 record date of the stock split (or the July 23, 1996 distribution date in the case of Option exercises) shall be deemed to involve three times the number of shares of Stock that were actually involved: (x) grants, exercises and forfeitures of Options; (y) grants, vesting and forfeitures of Restricted Stock (including performance stock and Director’s Restricted Stock); and (z) grants and forfeitures of Deferred Stock Awards.

The shares reserved for Awards under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, or in the case of shares with respect to which a stock split in the form of a stock dividend was paid, such dividends and Dividend Equivalents are also forfeited, canceled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or Awards, such related Award or Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code and; provided, further, that in the case of Awards under Sections 8 and 9, equitable changes or adjustments of the types specified in clauses (i), (ii) and (iii) above shall be made.

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6.  Specific Terms of Awards.

(a) General.     The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The authority given to the Committee under this Section 6 is, however, subject to Section 6A of this Plan in the case of Awards to Officers as defined in Section 6A.

(b) Options.     The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(i) Type of Award.     The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO, provided that an ISO may not be granted to independent contractors or Non-Employee Directors..

(ii) Exercise Price.     The exercise price per share of Stock purchasable under an Option shall be not less than the Fair Market Value of a share on the date of the grant of such Option; provided that in no event shall the exercise price for the purchase of shares be less than par value. Notwithstanding anything else in this Plan to the contrary, once the exercise price of any outstanding Option or in any Option granted in the future has been determined, it may not be reduced except (i) in connection with antidilution and other similar equitable adjustments approved by the Committee pursuant to the last paragraph of Section 5 or (ii) with the consent of a majority of a quorum of the stockholders of the Company. The exercise price for Stock subject to an Option may be paid in cash or (if so permitted by the Committee or if so provided in the Award Agreement) by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price (i) withheld by the Company, if so permitted by the Committee or so provided in the Award Agreement, or (ii) sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. §220 or any successor thereof.

(iii) Term and Exercisability of Options.     The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless the Committee shall determine that the Option shall be granted effective as of a specified date in the future, in which case such specified future date shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(iv) Termination of Employment, etc.     An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option (or, in the case of a Grantee who on the date of grant was a “prospective employee,” since the date of first becoming an employee); provided that, the Award Agreement may

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contain provisions extending the exercisability of Options to a date not later than the expiration date of such Option.

(v) Maximum Number of Shares.     Options may not be granted hereunder to any one person in any ten-year period in an amount greater than fifteen (15%) percent of the total number of shares of Stock originally available for grant of Awards under this Plan (i.e. not more than 15% of 12,900,000 after giving effect to the stock split; and for purposes of calculating this 15% figure, Options granted to any Grantee prior to July 23, 1996 shall be deemed to have been tripled).

(vi) Other Provisions.     Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

(vii) Limitations on ISOs.     No ISOs may be awarded under this Plan after January 21, 2013. ISOs may be awarded only from 1,800,000 shares of Stock reserved for issuance pursuant to this Plan after shareholder approval of the amendment to the Plan in April 2003.

(c) SARs and Limited SARs.     The Committee is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

(i) In General.     Unless the Committee determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

(ii) SARs.     An SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(iii) Limited SARs.     A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal to the excess of (1) the Change in Control Price (or in the case of a Limited SAR granted in tandem with an ISO, the Fair Market Value of one share on the date of such Change in Control) over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines).

(d) Restricted Stock.     The Committee is authorized to grant Restricted Stock (which may be designated as “performance stock”) to Grantees on the following terms and conditions:

(i) Issuance and Restrictions.     Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(ii) Forfeiture.     Upon termination of employment or termination of the independent contractor relationship during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

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(iii) Certificates for Stock.     Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and/or the Company shall retain physical possession of the certificate.

(iv) Dividends.     Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(v) Maximum Issuance.     No more than an aggregate of 250,000 shares of Stock may be awarded under this Plan after February 1, 2003 under Sections 6(d), 6(e), 6(f) and 6(i) of this Plan.

(e) Restricted Stock Units.     The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(i) Award and Restrictions.     Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture.     Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(iii) Maximum Issuance.     No more than an aggregate of 250,000 shares of Stock may be awarded under this Plan after February 1, 2003 under Sections 6(d), 6(e), 6(f) and 6(i) of this Plan.

(f) Stock Awards in Lieu of Cash Awards.     The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee. No more than an aggregate of 250,000 shares of Stock may be awarded under this Plan after February 1, 2003 under Sections 6(d), 6(e), 6(f) and 6(i) of this Plan.

(g) Dividend Equivalents and Interest Equivalents.     The Committee is authorized to grant Dividend Equivalents and Interest Equivalents to Grantees.

(i) The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents and/or Interest Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock or deferred cash, as the case may be, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents or Interest Equivalents (other than freestanding Dividend Equivalents or Interest Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(ii) Interest Equivalents shall be computed at a market-based rate which, unless the Committee otherwise determines, shall be compounded quarterly at an annual rate equal to the annual rate on the last day of the calendar quarter of 10-year U.S. Treasury Notes plus 1% per annum.

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(h) Deferred Stock Awards and Deferred Cash Awards.     The Committee is authorized to grant Deferred Stock Awards and Deferred Cash Awards, including, but not limited to, Deferred Stock Awards in lieu of directors retainer fees, subject to the following terms and conditions:

(i) The Committee shall establish, in the name of each Grantee receiving a Deferred Stock Award, a Common Stock Account to which the Deferred Stock Award, and any Dividend Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited. The Company shall not be under any obligation to acquire the Stock to pay a Deferred Stock Award (or Dividend Equivalent) at any time prior to the date on which such payment shall be due. The Committee shall establish, in the name of each Grantee receiving a Deferred Cash Award, a Deferred Cash Account to which the Deferred Cash Award, and any Interest Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited.

(ii) The number of equivalent shares of Stock credited to a Common Stock Account shall accrue Dividend Equivalents on such shares, as if actual shares of Stock had been issued, from the date the Deferred Stock is credited to the Common Stock Account to and including the date on which the amount credited to the Common Stock Account is deemed to have been paid. Such Dividend Equivalents will be credited to the Common Stock Account as additional equivalent shares of Stock. In the case of a stock dividend, the number of shares to be credited shall be the number of shares of stock that would have been issued on the equivalent number of shares of Stock in the Common Stock Account. In other cases, the number of equivalent shares (including fractional shares) to be so credited will be determined by dividing the Dividend Equivalents by the Fair Market Value of the Stock for the day on which the related dividend is paid. If any dividend is paid on the Stock of the Company, other than in cash or Stock, the Committee shall conclusively determine the Fair Market Value in cash of such dividend.

(iii) The amount of Deferred Cash credited to a Deferred Cash Account shall accrue Interest Equivalents from the date the Deferred Cash is credited to the Deferred Cash Account to and including the date on which the amount credited to the Deferred Cash Account is deemed to have been paid. Such Interest Equivalents will be credited to the Deferred Cash Account as additional cash which shall, in turn, accrue further Interest Equivalents. Interest Equivalents will be credited, as of the last day of each calendar quarter on the average daily balance of deferred cash in said account during said quarter. If any Deferred Cash is disbursed to a Grantee or a Beneficiary on a date other than the last day of a calendar quarter, Interest Equivalents (properly prorated for the partial quarter) shall be credited on the Deferred Cash so disbursed for the partial calendar quarter, but shall be computed based on the interest rate in effect on the business day next preceding the date of disbursement.

(iv) Payments from Common Stock and Deferred Cash Accounts.

A. Except as provided below, payment of the total amount credited an employee’s Common Stock Account or Deferred Cash Account, as the case may be, shall be made to him, or, in case of his death prior to the commencement of payments on account of such total amount, to his Beneficiary, in sixty (60) quarterly installments commencing the first day of the calendar quarter, or as soon thereafter as practicable, following the date on which he ceases, by reason of death or otherwise, to be an employee. The amount of each payment shall be the amount credited to such account multiplied by a factor, the numerator of which is one (1) and the denominator of which is the number of quarterly installments remaining to be paid. If the aggregate number of shares credited to a Common Stock Account shall not be divisible into whole shares by the applicable number of installments, each installment except the last shall consist of the nearest number of whole shares into which such aggregate number of shares shall be divisible by the applicable number of installments. The last installment shall consist of the total amount of whole shares of remaining Deferred Stock credited to such account and any fractional share shall be paid in cash.

B. In case of the death of an employee after the commencement of payments to him in respect of his Common Stock Account or Deferred Cash Account, as the case may be, the then remaining unpaid portion thereof shall continue to be paid in installments, at such times and in such manner as if he were living, to his Beneficiary.

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C. With respect to the total amount in a Common Stock Account or Deferred Cash Account, as the case may be, or the then remaining unpaid portion thereof, which shall be payable to any person who shall no longer be an employee of the Company or one of its Subsidiaries or Affiliates or to the Beneficiary of any such person, the Committee shall possess absolute discretion to accelerate the time of payment of such total amount or remaining unpaid portion, in whole or in part, as the case may be. In addition, the Committee shall possess absolute discretion to accelerate to any extent such total amount or remaining unpaid portion, even while a person remains an employee, if there occurs financial hardship or any other event which the Committee deems, in its absolute discretion, to constitute an extraordinary circumstance.

(v) By notice to the Committee at least 15 days in advance of the commencement of any semiannual period with respect to which directors’ retainer fees are paid, as long as the Committee approves such election at its next regularly scheduled meeting, any Non-Employee Director of the Company may elect to receive Deferred Stock Awards in lieu of retainer fees for serving on the Board. The amount of each such Deferred Stock Award shall be determined by dividing the amount of the fee that would have been paid but for the election by such director to receive a Deferred Stock Award by the Fair Market Value of a share of Stock on the last day of the period with respect to which such retainer would have been paid and rounding the result to the nearest whole share. Any election by a director pursuant to this provision shall remain in place until the commencement of the first semiannual retainer period after such director gives notice to the Committee that he or she elects to receive future retainer fees in cash.

(i) Other Stock- or Cash-Based Awards.     The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan or in addition to, or in lieu of, any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. Without limiting the generality of the foregoing, other Cash Based Awards may be granted as annual bonus, as multi-year performance cash awards, or otherwise. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. No more than an aggregate of 250,000 shares of Stock may be awarded under this Plan after February 1, 2003 under Sections 6(d), 6(e), 6(f) and 6(i) of this Plan.

6A. Special Restrictions on Awards to Officers.

Subject to Sections 6A(h) and 6A(j), this Section 6A applies to all Awards to “Officers"; provided that this Section 6A applies to Options, SARs and Limited SARs only to the extent specifically stated in this Section. For purposes of this Section 6A, an “Officer” is any employee who would be treated at the time an Award is granted as an officer of the Company pursuant to the executive compensation disclosure rules under the Exchange Act. Notwithstanding the foregoing, the provisions of the Plan disregarded under Section 6A(a) below shall be reinstated and fully applicable to all Awards granted to Officers pursuant to this Section 6A to the extent that, as of the end of the calendar year following the year in which the Award is granted, they are not “covered employees” within the meaning of Section 162(m)(3) of the Code.

(a) Intent.     Awards subject to this Section 6A are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. This Section 6A shall be interpreted consistently with such intent and any provisions of the Plan inconsistent therewith shall not apply to any Awards subject to this Section 6A. Without limiting the generality of the foregoing, the Committee shall have no discretion to increase the value of any Awards subject to this Section 6A. Notwithstanding the foregoing, Awards granted hereunder shall be subject to such other provisions of the Plan (as modified by this Section 6A) as may be determined by the Committee.

(b) Maximum Awards.     The maximum Awards (other than Options, SARs and Limited SARs) that may be granted to any Officer pursuant to this Section 6A on account of any calendar year shall not exceed the greater of (i) five hundred percent (500%) of the Officer’s base salary for that year or (ii) $5,000,000. Awards shall be considered to be on account of the calendar year in which the relevant performance periods terminate. Awards granted pursuant to Section 6A(h) shall not be taken into account in applying the

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foregoing limit. The maximum number of shares of Stock subject to an Option, SAR or Limited SAR that may be granted hereunder to an Officer during any ten-year period is set forth in Section 6(b)(v).

(c) Designation of Performance Goals.     The Committee shall establish specific objective targets, schedules, thresholds or goals (“Performance Goals”) for each Award subject to this Section 6A; provided that, at the time of the grant of any Award, the achievement of the Performance Goal shall be substantially uncertain. The Performance Goals designated by the Committee shall be determined based upon one or more of the business criteria set forth in Exhibit A hereto (“Performance Measures”). To the extent applicable, the Committee may specify a Performance Measure in relation to total Company performance or in relation to the performance of identifiable business unit(s) of the Company. A Performance Goal may be expressed in any form as the Committee may determine including, but not limited to: (1) percentage growth, (2) absolute growth, (3) cumulative growth, (4) performance in relation to an index, (5) performance in relation to peer company performance, (6) a designated absolute amount and (7) per share of Stock outstanding. The Performance Goals so established may exclude the effects of certain events or categories of events specifically identified by the Committee. Nothing shall preclude the Committee from designating different Performance Measures and Performance Goals for Awards granted to different Officers in the same performance period.

(d) Determination of Awards.     The Committee shall have discretion to structure the types of Awards granted to Officers. Such Awards may be either Awards having a performance period of one year or less (such as, for example, an annual bonus plan providing for a cash or a Stock bonus) or Awards which vest over longer periods (such as, for example, a Performance Stock Award or Performance Cash Award which might vest after a period of two or more years). No later than 90 days after the commencement of a performance period (but, in any event, within the first 25% of such performance period, if earlier), the Committee shall designate or approve as to the Awards relating to such period, (i) the Officers who will be Grantees, if any, (ii) the types of Awards (which will be selected from the types of Awards permitted under Section 6), (iii) the Performance Measures applicable to each Award, (iv) if there is more than one Performance Measure applicable to a single Award, the weighting, or other role, of the Performance Measures in determining the Award, (v) the Performance Goals and payout matrix or formula for each Performance Measure, (vi) the performance period or periods, (vii) the target Award or Awards for each Grantee, (viii) the extent to which, and the circumstances under which, the Award may pay out at greater than, or less than, target levels, and (ix) to the extent required under Code Section 162(m), the maximum dollar amount a Grantee may earn with respect to a performance period.

(e) Payment of Awards.     Subject to Section 7 of the Plan (“Change in Control Provisions”), an Award subject to this Section 6A shall vest only to the extent that the applicable Performance Goal or Goals, if any, have been attained. As a condition to the vesting of any Award, the Committee shall first certify, by resolution of the Committee, that the applicable Performance Goal or Goals have been attained and the other applicable Plan provisions have been satisfied. Following the end of a performance period, the Committee shall determine the amount of each Award that vests for each Grantee by:

(1) comparing actual performance for each Performance Measure against the payout matrix approved for such period,

(2) multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor, if applicable, and

(3) summing the applicable weighted payout percentages and multiplying their overall payout percentage by the Grantee’s Award

Notwithstanding anything contained in this Plan to the contrary (but provided that the right to do so is specifically retained in the applicable Award Agreement), the Committee in its sole discretion may reduce any Award to any Grantee to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Award. The amount of an Award that vests for a calendar year or other performance period shall be determined as soon as practicable after such period and shall be paid no later than 75 days following the end of such year or other period.

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(f) Grants of Options and SARs.     The Committee may grant Options, SARs and Limited SARs the vesting of which is not contingent upon the attainment of any Performance Goal or Goals. Except as provided in Section 6A(h), but subject to Section 6(b)(ii), the exercise or grant price, as applicable, of each share of Stock subject to such Options, SARs and Limited SARs shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(g) Deferred Payments.     The Committee, in its discretion, may elect to defer payment of any Award until such date before or after retirement as a Grantee may request upon such terms and conditions as may be approved or established by the Committee in its sole judgment. Such terms may include the payment of Interest or Dividend Equivalents on deferred amounts.

(h) Non-Performance-Based Compensation.     Notwithstanding anything contained in this Section 6A, the Committee may grant Awards to Officers that are not subject to this Section 6A. All Awards granted by the Committee shall indicate whether or not they are subject to this Section 6A.

(i) Valuation.     Whenever in this Section 6A there is a reference to a maximum dollar value of a stock-based Award (including but not limited to a Restricted Stock, Restricted Stock Unit, a Deferred Stock Award or other Stock-Based Award), the dollar value is determined as of the date of the grant of the Award and not as of the date of vesting. If one type of Award is substituted for another (such as, for example, a Deferred Stock Award being substituted for a Restricted Stock Award or for an Award of Restricted Stock Units, where each Award is based upon the same number of shares of Common Stock), the value of the substitute Award for this purpose is the same as the Award for which it is substituted. Whenever in this Section 6A there is a reference to a maximum dollar value of an Award, Dividend Equivalents and Interest Equivalents (other than free-standing Dividend Equivalents and Interest E quivalents) shall not be counted in determining such maximum amount.

(j) Grant-by-Grant Determination.     The Committee may grant Awards a portion of which satisfy the provisions of this Section 6A and a portion of which do not. In such a case, the Award shall be deemed to be the grant of two Awards, one subject to this Section 6A and the other granted pursuant to Section 6A(h).

(k) Substitute Awards.     The Committee may establish procedures under which one Award is substituted for an equivalent Award of a different type; such as a Deferred Stock Award being substituted for an Award of an equivalent number of shares of Restricted Stock. Nothing contained in this Section 6A requires the substitute Award to be subject to Performance Goals in addition to the Performance Goals of the Award for which it was substituted.

7. Change in Control Provisions.     In the event of a Change of Control:

(a) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(b) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

8. Non-Employee Director Options.     Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 8 shall apply only to grants of Options to Non- Employee Directors. Except as set forth in this Section 8, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section.

(a) General.     Non-Employee Directors shall receive NQSOs in accordance with this Section 8 and may not be granted Stock Appreciation Rights or Incentive Stock Options under this Plan. The purchase price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a Share on the date of grant. No Agreement with any Non-Employee Director may alter the provisions of this Section and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

(b) Grants to New Non-Employee Directors.     Each Non- Employee Director who is elected to the Board for the first time will, at the time such director is elected and duly qualified, be granted automatically,

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without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

(c) Grants to Continuing Directors.     On the date of each annual meeting of stockholders (in addition to any grant made under subsection (b) of this Section on such date), each continuing Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

(d) Vesting.     Each Option shall be exercisable as to 331/3 percent of the Stock covered by the Option on the first anniversary of the date the Option is granted and as to an additional 331/3 percent of the Stock covered by the Option on each of the following two anniversaries of such date of grant; provided, however, that each Option shall be immediately exercisable in full upon a Change in Control. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Section 6(b) hereof shall not apply to Options granted to Non-Employee Directors.

(e) Duration.     Subject to the three clauses below, each Option granted to a Non-Employee Director shall be for a term of 10 years. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 8(e).

(i) Options granted to any Non-Employee Director prior to April 11, 2002 shall expire upon the cessation of such Non-Employee Director’s membership on the Board for any reason, except that, as to any portion of such an Option which shall be exercisable upon the date of such cessation, such Option may be exercised as to such portion until the earlier of (i) three years from the date of such cessation of Board membership or (ii) expiration of the term of such Option.

(ii) Except as set forth in Section 8(e)(iii) below, Options granted to any Non-Employee Director on or after April 11, 2002 shall expire upon the cessation of such Non- Employee Director’s membership on the Board for any reason, except that, as to any portion of such an Option which shall be exercisable upon the date of such cessation, such Option may be exercised as to such portion until the earlier of (i) one year from the date of such cessation of Board membership or (ii) expiration of the term of such Option.

(iii) Upon the cessation of a Non-Employee Director’s membership on the Board as a result of the Non-Employee Director’s death or disability or if such cessation occurs after the Non-Employee Director has served on the Board for five years or more, Options granted to such Non-Employee Director on or after April 11, 2002 and at least eight months prior to such cessation shall be exercisable by such director (or by any person who acquires the right to exercise such option as a result of such director’s death) until the earlier of (i) five years from the date of such cessation of Board membership (subject to the installment vesting provisions of Section 8(d) above) or (ii) expiration of the term of such Option, to the extent of the total number of shares subject to the grant.

9. Non-Employee Director Restricted Stock.     Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 9 shall apply only to grants of Restricted Stock to Non-Employee Directors (“Director’s Restricted Stock”). Except as set forth in this Section 9, the other provisions of the Plan shall apply to grants of Director’s Restricted Stock, to the extent not inconsistent with this Section.

(a) General.     Non-Employee Directors will receive Director’s Restricted Stock in accordance with this Section. No agreement with any Non-Employee Director may alter the provisions of this Section and no Director’s Restricted Stock may be subject to a discretionary acceleration of vesting. Each person who was a Non-Employee Director prior to the 1994 Annual Meeting of Stockholders was granted 2,500 shares of Director’s Restricted Stock (equivalent to 7,500 shares on or after July 23, 1996).

(b) Grants to New Non-Employee Directors.     Each Non-Employee Director who, on or after the 1994 Annual Meeting of Stockholders, is elected to the Board for the first time, will, at the time such Director is duly elected and qualified, be granted automatically, without action by the Committee, a number of shares of Director’s Restricted Stock equal to the lesser of (i) 2,500 shares (7,500 shares on or after July 23, 1996) or

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(ii) the nearest number of whole shares determined by multiplying 2,500 (7,500 on or after July 23, 1996) by a fraction, the numerator of which is the initial Fair Market Value of the Stock determined under the formula utilized for initial grants of NQSQs to Non-Employee Directors in February 1994 (such initial Fair Market Value being $15.375 per share or, on or after July 23, 1996, $5.125 per share), and the denominator of which is the Fair Market Value of the Stock on the date on which such Director is duly elected and qualified.

(c) Vesting. (i) Each Award of Director’s Restricted Stock shall become non-forfeitable as to twenty percent of the Stock covered by the Award on the first anniversary date of the Award and as to an additional twenty percent of the Stock on each of the following four anniversary dates of the Award; provided that each Award shall be immediately non-forfeitable in full upon a Change in Control. If a Non-Employee Director’s service on the Board terminates prior to the Award becoming entirely non-forfeitable, any portion of the Award which then remains forfeitable shall revert to the Company, except that if the Non-Employee Director’s service terminates by reason of death or disability, any 20 percent installment with respect to which such Non-Employee Director shall have begun (but not completed) the requisite annual service shall become, as to such installment, also entirely nonforfeitable. As used in the prior sente nce, a “disability” shall exist if, because of sickness or injury, the ability of the Non-Employee Director to perform the duties of a member of the Board of Directors becomes significantly impaired.

(ii) A Non-Employee Director may, on or prior to December 31, 1995 (or in the case of a Non-Employee Director who first becomes a Director after December 31, 1995, within thirty days after becoming a Director), as to his forfeitable shares of Director’s Restricted Stock elect that such shares shall become nonforfeitable on January 1 following the year in which he attains his 70th birthday, but not earlier than the date upon which such shares become nonforfeitable under subparagraph (i) of this paragraph (c) or later than the date of a Change in Control. During such additional period, if any, that such shares are forfeitable under this subparagraph (ii), the shares shall be forfeited if such Non-Employee Director resigns from the Board of Directors or refuses to stand for re-election to the Board of Directors, unless:

A. Such resignation or refusal results from the disability (as defined in subparagraph (i) above) or death of the Non-Employee Director; or

B. Such Non-Employee Director furnishes to the Board of Directors an opinion of counsel, reasonably satisfactory to a majority of the remaining members, to the effect that continued membership on the Board will result in such Non-Employee Director having a conflict of interest or suffering some other significant legal liability; or

C. Such resignation or refusal is approved or requested by a majority of the remaining members of the Board of Directors or by stockholders owning a majority of the voting stock of the Company.

During such additional period, if any, that such shares are forfeitable under this subparagraph (ii), if there occurs an event described in clause A., B. or C. of this subparagraph, the shares shall become nonforfeitable on the date that the Non-Employee Director ceases to be a member of the Board of Directors.

Any such election to defer vesting shall be made in writing addressed to the Secretary of the Committee, and shall be irrevocable when received.

(d) Dividends; Voting.     Except as set forth in this Section 9, a Director granted Director’s Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(e) The Director’s Restricted Stock shall be subject to the following provisions prior to becoming non-forfeitable:

(i) The Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and neither the right to receive Stock nor any interest therein under the Plan may be assigned, and any attempted assignment shall be void.

(ii) The Stock certificates shall, at the option of the Company, either (x) be held by the Company together with stock powers endorsed by the Director in blank or (y) bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders or (z) both.

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(iii) Any additional Stock or other securities or property (other than cash dividends) that may be issued with respect to Director’s Stock as a result of any stock dividend, stock split, reorganization, recapitalization, merger, consolidation, split-up, combination of shares or other event, shall be subject to the restrictions and other terms and conditions of the Plan.

10. General Provisions.

(a) Compliance with Local and Exchange Requirements.     The Plan, the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement, promissory note or other agreement shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(b) Nontransferability.     Except as may be specifically provided to the contrary in any Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(c) No Right to Continued Employment, etc.     Nothing in the Plan or in any Award granted or any Award Agreement, or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor, or director of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate or the stockholders to terminate such Grantee’s employment, directorship or independent contractor relationship.

(d) Taxes.     The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other actions as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(e) Amendment and Termination of the Plan.     The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code, shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(f) No Rights to Awards; No Stockholder Rights.     No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(g) Unfunded Status of Awards.     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

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(h) No Fractional Shares.     No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Not Exclusive.     The Awards granted under this Plan are not intended to be exclusive and, accordingly, the Board may adopt, or permit the adoption of, other compensation and/or benefit plans or arrangements of any type whatsoever, including but not limited to plans or arrangements that provide for compensation in the same form as, or in form similar or dissimilar to, types of compensation available under this Plan.

(j) Governing Law.     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(k) Effective Date; Plan Termination.     The Plan has been approved by stockholders. Amendments to the Plan effected at the January 21, 2003 meeting of the Board shall take effect upon their adoption by the Board (the “Effective Date”), but the amendments to this Plan (and any Awards made on or after such date and prior to the stockholder approval mentioned herein), shall be subject to the approval of such amendments by a majority of the votes cast on the proposal seeking such approval, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal,which approval must occur within twelve months of the Effective Date; provided that Awards which could have been made under the Plan as previously in effect shall not be affected by the lack of stockholder approval of the amendments. In the absence of such approval, except as so provided above, such Awards shall be null and void.

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EXHIBIT A TO AMENDED AND RESTATED 1993 STOCK AWARD AND INCENTIVE PLAN,
AS AMENDED JANUARY 21, 2003
PERFORMANCE MEASURES

(i) “Cash Flow” shall mean the consolidated increase (reduced by any decrease) in cash, cash equivalents and related marketable securities of the Company, as set forth in the Company’s audited financial statements for a year or other period, adjusted to offset the effects of financing activity, cash dividends to common stockholders and purchases of treasury stock.

(ii) “Debt to Capital Ratio” shall mean Debt divided by Capital. “Debt” shall mean the sum of short term debt, the current portion of long term debt and long term debt, all as reported in or determined from a balance sheet at the end of a year or other period. “Capital” shall mean the sum of (i) short term debt, (ii) long term debt, (iii) current portion of long term debt, (iv) total minority interest and (v) stockholders’ equity, all as reported in or determined from a balance sheet at the end of a year or other period.

(iii) “EBIT” shall mean, (i) in the case of the Company, the consolidated earnings before interest and taxes of the Company as set forth in Company’s audited financial statements for such year or other period or (ii) in the case of a business unit of the Company, the earnings before interest and taxes of such business unit, for such year or other period, determined on a basis consistent with the accounting principles used in determining EBIT in the Company’s audited financial statements.

(iv) “EPS” shall mean the consolidated fully-diluted earnings per share of the Company, as set forth in the Company’s audited financial statements for such year or other period.

(v) “EVA” shall mean economic value added, calculated as NOPAT less a capital charge as follows: the weighted average cost per dollar of Capital for the year or other period times the amount of Capital invested. “NOPAT” shall mean net Operating Profit after tax plus equity in net earnings of associated companies, as set forth in the Company’s financial statements for such year or other period.

(vi) “Market Value” shall mean the Fair Market Value of a share of Stock, as determined under clause (i), (ii) or (iii) as applicable, of the second sentence of Section 2(q) of the Plan.

(vii) “Net Earnings” shall mean the consolidated net earnings available to common stockholders, as set forth in the Company’s financial statements for such year or other period.

(viii) “Operating Profit” shall mean operating profit before any special charges or gains as reported in a statement of income or statement of operations for a year or other period.

(ix) “Return on Capital” shall mean NOPAT divided by average Capital for the year or other period.

(x) “Return on Equity” shall mean either Net Earnings or Cash Flow, as designated by the Committee, divided by average Stockholders’ Equity for the year or other period.

(xi) “RONA” shall mean the return on net assets for a year or other period, which is calculated as (i) Net Earnings minus financing charges divided by (ii) net assets. Net assets means total assets minus nonfinancial liabilities.

(xii) “Sales” shall mean net sales as reported in a statement of income or statement of operations for a year or other period.

(xiii) “SG & A” shall mean selling, general and administrative costs as reported in a statement of income or statement of operations for a year or other period.

(xiv) “Tax Rate” shall mean the Company’s effective tax rate, as set forth in the Company’s audited financial statements for such year or other period.

(xv) “Total Return” shall mean the percent increase over a year or other period in the value of an investor’s holdings in the Company’s Stock assuming reinvestment of dividends.

In computing the foregoing Performance Measure with respect to any Award, there shall be disregarded the impact of any accounting change mandated by Generally Accepted Accounting Principles which becomes mandated and is implemented after the related Performance Goal is established.

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[FORM OF PROXY]

[FRONT OF PROXY]

CYTEC INDUSTRIES, INC.

ANNUAL MEETING OF COMMON STOCKHOLDERS
April 17, 2003

THIS PROXY SOLICITED ON BEHALF OF
THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints D. Lilley, J. P. Cronin and R. Smith, and each of them jointly and severally, Proxies with full power of substitution, to vote as designated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting, all shares of Common Stock of Cytec Industries Inc. held of record by the undersigned on February 24, 2003 at the Annual Meeting of Common Stockholders to be held on April 17, 2003 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE ITEMS IDENTIFIED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE THREE ITEMS.

(Continue on reverse side)

[REVERSE OF PROXY]

Please mark
Your votes as
Indicated in
This example.

1. ELECTION OF DIRECTORS-Terms to expire at 2004 Annual Meeting (Mr. Armstrong) and 2006 Annual Meeting (Mr. Akitt and Mr. Stanley).

FOR the election of J. E. Akitt F. W. Armstrong J. R. Stanley	WITHHOLD AUTHORITY to vote for the election of Directors	To withhold authority to vote for the election of any individual candidate, write that person’s name on this line.

2. RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR 2003.

FOR	AGAINST	ABSTAIN

3. APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK AWARD AND INCENTIVE PLAN.

Will Attend Annual Meeting
FOR	AGAINST	ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.

Signature(s)______________________________  Signature(s)______________________________  Date_______________, 2003
Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.